UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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PEOPLES FINANCIAL SERVICES CORP.
(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEOPLES FINANCIAL SERVICES CORP.
150 North Washington Avenue
Scranton, Pennsylvania 18503

April 1, 2016

To Our Shareholders:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders of Peoples Financial Services Corp. to be held on Saturday, May 14, 2016 at 9:00 a.m. local time at Shadowbrook Inn and Resort, 201 Resort Lane, Tunkhannock, Pennsylvania.

At the annual meeting, shareholders will be asked to consider and vote upon: the election of four directors to the Company’s board of directors, each to serve until the 2019 annual meeting of shareholders and until his or her successor has been selected and qualified; a proposal to approve, on an advisory basis, the compensation of our named executive officers; the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, a stockholder proposal regarding a request for proxy access and any other business as may properly be brought before the meeting.

On behalf of the board of directors, we urge you to submit your proxy by mail, telephone or internet as soon as possible, even if you currently plan to attend the annual meeting.  This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the annual meeting.

Your cooperation is appreciated, as shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Very truly yours,

William E. Aubrey II	Craig W. Best
Chairman of the Board	President and Chief Executive Officer

PEOPLES FINANCIAL SERVICES CORP.
150 North Washington Avenue
Scranton, Pennsylvania 18503

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 14, 2016

Notice is hereby given that the 2016 Annual Meeting of Shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” will be held at Shadowbrook Inn and Resort, 201 Resort Lane, Tunkhannock, Pennsylvania on Saturday, May 14, 2016, at 9:00 a.m. local time, for the purpose of considering and voting upon the following matters:

•                                          Election of four directors to our board of directors, each to serve until the 2019 annual meeting of shareholders and until his or her successor has been elected and qualified;

•                                          A proposal to approve, on an advisory basis, the compensation of our named executive officers;

•                                          Ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•                                          A shareholder proposal regarding a request for proxy access; and

•                                          Such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 29, 2016 are entitled to notice of and to vote at the annual meeting.  Whether or not you contemplate attending the annual meeting, the board of directors of the Company recommends that you execute and return the enclosed proxy by mail or submit your proxy by telephone or the internet.  You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later dated proxy, by delivering a later dated written notice of revocation to the Company, or by voting your shares in person at the annual meeting.

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 14, 2016:

Our proxy statement, annual report to shareholders, proxy card, and directions to attend the annual meeting are available at http://www.astproxyportal.com/ast/08838/.

BY ORDER OF THE BOARD OF DIRECTORS

DEBRA E. DISSINGER
Secretary

April 1, 2016

PEOPLES FINANCIAL SERVICES CORP.
150 North Washington Avenue
Scranton, Pennsylvania 18503

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 14, 2016

This proxy statement is being furnished to shareholders of Peoples Financial Services Corp., referred to as “we” or the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at Shadowbrook Inn and Resort, 201 Resort Lane, Tunkhannock, Pennsylvania at 9:00 a.m. local time on Saturday, May 14, 2016, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

•                                          Election of four directors to the Company’s board of directors each to serve until the 2019 annual meeting of shareholders and until his or her successor has been elected and qualified;

•                                          A proposal to approve, on an advisory basis, the compensation of our named executive officers;

•                                          Ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•                                          A shareholder proposal regarding a request for proxy access; and

•                                          Such other business as may properly come before the meeting.

Information regarding the election of directors and the other proposals is included in this proxy statement.  Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about April 1, 2016.

ii

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, in addition to historical information. Forward looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.  Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a safe harbor in regard to the inclusion of forward-looking statements in this document and any documents incorporated by reference.

You should note that many factors, some of which are discussed elsewhere in this document and in documents that are incorporated by reference, could affect the future financial results of Peoples Financial Services Corp. and its subsidiaries and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference in this document.  These factors include, but are not limited, to the following:

•                                          economic conditions, particularly in our market area;

•                                          credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios;

•                                          monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System;

•                                          changes in interest rates;

•                                          legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business;

•                                          demand for loan and other products, deposit flows and competition;

•                                          changes in the values of real estate and other collateral securing the loan portfolio, particularly in our market area;

•                                          changes in relevant accounting principles and guidelines;

•                                          inability of third party service providers to perform;

•                                          our ability to prevent, detect, and respond to any cyberattacks in order to protect our information assets and supporting infrastructure

•                                          our ability to achieve the intended benefits of the 2013 merger with Penseco Financial Services Corporation or other future acquisitions or business combinations; and

•                                          other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

We caution that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation, and except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. We caution readers not to place undue reliance on any forward-looking statements. These statements speak only as of the date made, and we advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected.

iii

INFORMATION ABOUT VOTING

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation.  Proxies may be solicited by mail, personally, by telephone or by other electronic means by officers, directors and employees of the Company and its subsidiary, Peoples Security Bank and Trust Company, or the “Bank,” who will not be compensated for such solicitation activities.  In addition, we have engaged Regan & Associates, Inc. (New York, NY) to assist us with the solicitation. We will pay Regan & Associates a fee of $18,000 and reimburse them for their reasonable out-of-pocket expenses.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes the election of four directors to the Company’s board of directors, each to serve until the 2019 annual meeting of shareholders and until his or her successor has been elected and qualified, a proposal to approve, on an advisory basis, the compensation of our named executive officers, ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, a shareholder proposal regarding a request for proxy access and such other business as may properly come before the annual meeting.  We are not aware of any such other business that may properly come before the annual meeting at the present time.

Who can vote?

You can vote at the annual meeting if you were a holder of our common stock at the close of business on the record date.  The record date for the annual meeting is February 29, 2016.  Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other business as may properly come before the annual meeting.  As of the record date, there were 7,402,439 shares of common stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•                                          By Mail.  If you choose to vote by mail, complete the enclosed proxy, date and sign it, and return it in the postage-paid envelope provided.

•                                          In Person.  If you choose to vote in person, come to the annual meeting and cast your vote.  If you attend the meeting, you may vote your shares in person even if you have previously submitted a proxy.

•                                          Telephonic voting.  If you choose to vote by telephone, call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call, and use the company number and account number shown on your proxy card.

•                                          Internet Voting.  If you choose internet voting, access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the company number and account number shown on your proxy card.

You may submit your proxy by telephone or via internet until 11:59 PM EDT the day before the meeting.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting.  Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote in person at the annual meeting.

How will my proxy be voted?

If you hold your shares directly in your name, unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement, FOR the proposal to approve, on an advisory basis, the compensation of our named executive officers, FOR the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and AGAINST the shareholder proposal regarding a request for proxy access.

If you hold your shares of the Company’s common stock in “street name” (that is, through a broker or other nominee), under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters.  Over the past few years, changes in rules applicable to brokers have caused uncontested elections of directors, matters related to executive compensation, and matters related to corporate governance to be considered non-routine.  If you hold your shares in street name, but do not give your broker or other nominee instructions on how to vote your shares, votes may not be cast on your behalf.  If your broker or other nominee submits a proxy but does not vote your shares on a particular proposal because it has not received voting instructions from you, your shares will be considered to be “broker non-votes” with regard to that matter.

At or after the annual meeting, a judge of elections will tabulate ballots cast by shareholders present and voting in person and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote, or otherwise does not vote, those undirected shares on specified matters.  Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval.  Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other business which are determined based on votes cast.  Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented in person or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes.  Any shareholder giving a proxy has the right to attend the annual meeting and vote in person.  A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attn.: Secretary, and received prior to the annual meeting.  In addition, a proxy may be revoked at the annual meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Company at the annual meeting prior to the voting of such proxy.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting.  A quorum will be present if shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast are represented in person or by proxy at the annual meeting.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the annual meeting, provided that a quorum is present.  A “plurality” means that the candidates for election as directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.  Because the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote.  Shareholders are not entitled to cumulative voting in the election of directors.

How many votes are required to approve, on an advisory basis, the compensation of our named executive officers?

As long as a quorum is present, the affirmative vote of the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve, on an advisory basis, the compensation of our named executive officers.  Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required for the ratification of the appointment of BDO USA, LLP?

As long as a quorum is present, the affirmative vote of the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.  Abstentions and broker non-votes will have the same effect as votes against this proposal.

How many votes are required to approve the shareholder proposal?

As long as a quorum is present, the affirmative vote of the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, is required to approve the shareholder proposal.  Abstentions and broker non-votes will have the same effect as votes against this proposal.

Because the proponents have cast the shareholder proposal as merely a request that the board of directors take certain actions, approval of the shareholder proposal would not be binding on the board of directors and would not affect any amendment to our bylaws.  The members of our board of directors, however, value the opinions of our shareholders and will consider results of the vote on the shareholder proposal and evaluate what actions, if any, may be appropriate to address those results.

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast are voted in favor of the action, unless the question is one upon which a different vote is required by express provision of law or by our articles of incorporation or our bylaws.  Abstentions and broker non-votes will have the same effect as votes against any proposal that requires approval by a majority of the votes which all shareholders are entitled to cast.  Abstentions and broker non-votes are not considered votes cast, however, and, as such, have no effect on the outcome of any proposals which would be approved based on votes cast.  We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our bylaws provide that the number of directors constituting the entire board will be not less than five nor more than twenty-five, with the exact number to be fixed from time to time by our board of directors.

Our bylaws also provide that our board of directors will be classified into three classes, each class to be as nearly equal in number, in respect to the time for which they severally hold office.  At each annual meeting of shareholders, one class of directors is to be elected and each class of directors so elected will serve for a term of approximately three years.

It is intended that the proxies solicited by the board of directors will be voted FOR the four director nominees named below (unless the shareholder otherwise directs).  If, for any reason, any nominee becomes unavailable for election or service on the board, the proxy solicited by the board of directors will be voted for such substituted nominee as is selected by the board of directors.  The board has no reason to believe that any of the named nominees are not available or will not serve if elected.

Nominees for Director - Term Expiring In 2019

The board has nominated incumbent directors William E. Aubrey II, Craig W. Best, Joseph G. Cesare, M.D. and Joseph T. Wright, Jr. for election to the board of directors at the 2016 annual meeting of shareholders, each to serve until the 2019 annual meeting of shareholders and until his or her successor has been elected and qualified.  The names of the director nominees and certain information about them are set forth below:

William E. Aubrey II, age 53, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2006 and Chairman of the Board since 2008. He has been President and Chief Executive Officer of Gertrude Hawk Chocolates based in Dunmore, PA since 2003 and Chief Executive Officer of Drew’s All-Natural based in Chester, VT since 2010. The board has determined that Mr. Aubrey is qualified to be on the board due to his executive management experience gained by serving as CEO for two companies.  He also brings knowledge gained by serving on the on the Board of Directors of United Gilsonite Laboratories in Scranton, PA and Rustic Crust in Pittsfield, NH.  In addition, he has served on many community boards including past Chairman of Geisinger CMC Hospital, Keystone College, Holy Cross School System and the Everhart Museum.  He holds an MBA and CPA.

Craig W. Best, age 55, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 2006.  The Company has concluded that Mr. Best is qualified to serve as a director of the Company as a result of his leadership and prior experience in the banking industry. Mr. Best served as President and Chief Executive Officer of Penseco Financial Services Corporation and Penn Security Bank and Trust Company from 2006 until the Penseco merger, at which time he was appointed as President and Chief Executive Officer of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company. Prior to joining Penseco, Mr. Best served as Chief Operating Officer of First Commonwealth Bank, a $6.2 billion financial services institution headquartered in Indiana, Pennsylvania, from July 2000 to December 2005. During his employment with First Commonwealth Bank, Mr. Best was responsible for overseeing the day to day operations of all lines of business and administrative functions for First Commonwealth Bank. Before serving as Chief Operating Officer of First Commonwealth Bank, Mr. Best was President of NBOC, a $1.0 billion division of First Commonwealth Bank. This collective experience, along with his knowledge of all aspects of the Company’s and the Bank’s business through his position as President and Chief Executive Officer, uniquely qualify Mr. Best for service on the Company’s Board of Directors.

Joseph G. Cesare, M.D., age 78, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 2009.  The Company has concluded that Dr. Cesare is qualified to serve as a director of the Company as a result of his prior experience serving on the Board of Directors of Old Forge Bank. Dr. Cesare served as a director of Old Forge Bank from 2005 until April 1, 2009, when Old Forge Bank was acquired by Penn Security Bank and Trust Company. During this time, Dr. Cesare developed a detailed understanding of financial institutions which contributed to the successful integration of the Old Forge Bank and Penn Security Bank and Trust Company and which enables him to successfully serve the Company in this position. Additionally, Dr. Cesare was President of Scranton Orthopedic Specialists and had practiced in the community as an orthopedic surgeon from 1974 until 2014.  Dr. Cesare’s strong ties to the community will provide the Board of Directors with valuable insight into the local businesses and the current consumer environment.

Joseph T. Wright, Jr., age 60, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2009. He has been an attorney at law with Wright Reihner PC since 1980. The board has determined that Mr. Wright is qualified to be on the board due to his experience and knowledge gained while being a practicing attorney for over thirty years with involvement in numerous financially complex matters related to disputes involving shareholders, employment matters, contracts, valuation issues, real estate matters, and general business issues related to risk assessment.

Continuing Directors

The names of our directors, whose current terms will continue after the 2016 annual meeting of shareholders, and certain information about them, are set forth below:

Term Expiring In 2017

James G. Keisling, age 68, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1984.  Our board of directors determined that Mr. Keisling is qualified to serve as a director of the Company as a result of his substantial small company management experience, specifically in the region in which the Bank conducts its business, and previous service as a director of Penseco and other public companies. Mr. Keisling is the Treasurer of Northeast Architectural Products, Inc., a manufacturer of hardscape masonry products located in Archbald, Pennsylvania. Through his employment with Northeast Architectural Products, Inc., Mr. Keisling is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board. In addition, Mr. Keisling served as a director of CPG International, Inc., a public company that manufactures plastic sheets products, from 2006 to 2008, and Vycom Corp., a public company that manufactures plastic sheets products, from 2006 to 2008.

P. Frank Kozik, age 76, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1981.  Our board of directors concluded that Mr. Kozik is qualified to serve as a director of the Company as a result of his substantial small company management experience, specifically within the region in which the Bank conducts its business, and his familiarity with the operations of Penn Security Bank and Trust Company. Mr. Kozik is the Chief Executive Officer of Scranton Craftsmen, Inc., a corporation dealing in miscellaneous iron, redi-mix concrete and pre-cast concrete products located in Throop, Pennsylvania. Through his position with Scranton Craftsmen, Inc., Mr. Kozik is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Ronald G. Kukuchka, age 62, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2007. He has been President of Ace Robbins, Inc. since 1982. The board has determined that Mr. Kukuchka is qualified to be on the board due to his leadership skills gained from owning a successful petroleum company in our market area for over 34 years. He also brings experience gained by serving as director for the Pennsylvania Marketers & Convenience Store Association, director of the Tunkhannock Fireman’s Relief Association, and from being trustee of the Roy Piper Charitable Trust.

Robert W. Naismith, Ph.D., age 71, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1988.  The Company has concluded that Dr. Naismith is qualified to serve as a director of the Company as a result of his substantial company management experience, particularly within the region in which the Bank conducts its business, including his previous experience in the financial and securities industry. Dr. Naismith is Chairman of JUJAMA, Inc., a web-based software company which provides networking software to the conference industry. The company is located in Scranton, Pennsylvania. Through his oversight of these companies, Dr. Naismith is able to obtain insight regarding business to business trends and the local and national business environment that is valuable to the Board of Directors in its oversight of the Bank’s operations.

George H. Stover, Jr., age 69, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 1992. He was a real estate appraiser from 1972 until he retired December 31, 2014. The board has determined that Mr. Stover is qualified to be on the board due to his leadership skills obtained from successfully operating his own insurance and real estate business for

40 years. In addition, Mr. Stover has expertise of real estate values due to being an experienced real estate appraiser.

Term Expiring In 2018

Richard S. Lochen, Jr., age 52, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2003. He has been a Certified Public Accountant with the firm of Lochen & Chase PC since 1995. He was the former President/Chief Executive Officer of Peoples and Peoples Security Bank and Trust Company and Former Chief Administrative Officer of Peoples and Peoples Security Bank and Trust Company. The board has determined that Mr. Lochen is qualified to be on the board due to his knowledge of auditing publicly-traded financial institutions that he gained during his career as a CPA, which included assisting in preparation of annual and quarterly filings with the SEC. He also brings executive leadership experience and understanding of the operations of Peoples gained from his serving as Chief Executive Officer of Peoples and Peoples Security Bank and Trust Company for four years.

James B. Nicholas, age 64, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1981.  The Company has concluded that Mr. Nicholas is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of the former Peoples Security Bank and Trust Company. Mr. Nicholas has served as the President of D.G. Nicholas Co., a wholesale auto parts company located in Scranton, Pennsylvania, since 1990. Through his oversight of D.G. Nicholas Co., Mr. Nicholas is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Emily S. Perry, age 76, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, she served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1983.  The Company has concluded that Ms. Perry is qualified to serve as a director of the Company as a result of her insurance background, extensive community activities and familiarly with the operations of Penn Security Bank and Trust Company. Ms. Perry is a former insurance account executive which provided her with relevant experience, such as customer service and consideration of client financial needs, in an industry that complements the financial services provided by the Bank. In addition, through her participation in various community activities such as the Scranton Public Library and Arc of Northeastern Pennsylvania, Ms. Perry serves as a liaison between the Bank and the local community and provides the Board of Directors with additional opportunities to further the Company’s charitable efforts. Her service as a director of Penseco and Penn Security has enabled her to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Steven L. Weinberger, age 68, was appointed as a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company in connection with the consummation of the Penseco merger in November 2013.  Prior to that, he served as a director of Penseco Financial Services Corporation and Penn Security Bank and Trust Company since 1999.  The Company has concluded that Mr. Weinberger is qualified to serve as a director of the Company as a result of his substantial small company management experience, particularly within the region in which the Bank conducts its business, and his familiarity with the operations of Penn Security Bank and Trust Company. Mr. Weinberger has

served as the President of G. Weinberger Company, a mechanical contracting company located in Old Forge, Pennsylvania, since 1981. Through his oversight of G. Weinberger Company, Mr. Weinberger is able to obtain insight regarding the local business and consumer environment that is valuable to the Board of Directors in its oversight of the Company’s and Bank’s operations. His service as a director of Penseco and Penn Security has enabled him to develop a knowledge of their former operations, which is beneficial to the Company’s Board.

Earle A. Wootton, age 71, has been a director of Peoples Financial Services Corp. and Peoples Security Bank and Trust Company since 2010. He is Chairman and Chief Executive Officer of Community Foundation of the Endless Mountains (formerly known as Community Foundation of Susquehanna and Wyoming Counties), a position he has held since 2005, and has served as President and Chief Executive Officer of Mountain Resource Partners, Inc. (formerly Montrose Publishing Company, Inc.) for approximately 30 years. The board has determined that Mr. Wootton is qualified to be on the board due to his executive management skills acquired through being chief executive officer of a printing company for 30 years. He also brings experience gained through being a previous director of First Union Bank for 18 years, and being the founder and chairman of a community foundation.  Mr. Wootton has a Bachelor of Science degree from the Rochester Institute of Technology and a MBA from the Wharton School, University of Pennsylvania.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2019 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS OR HER SUCCESSOR HAS BEEN ELECTED AND QUALIFIED.

PROPOSAL 2 — TO APPROVE, ON AN ADVISORY BASIS,

THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (commonly referred to as the “Exchange Act”), we are providing our shareholders with the opportunity to vote, on an advisory basis, on the compensation of our named executive officers as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our named executive officers.

Even though this say-on-pay vote is advisory and therefore will not be binding on us, the members of our compensation committee and board of directors value the opinions of our shareholders.  Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the compensation committee will evaluate what actions may be appropriate to address those concerns.

Our executive compensation program is designed to attract, reward, and retain key employees, including our named executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance shareholder value. Shareholders are urged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this proxy statement for greater detail about our executive compensation programs, including information about the fiscal year 2015 compensation of our named executive officers.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BY THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

The audit committee of our board of directors appointed BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2016.  BDO USA, LLP served as our independent registered public accounting firm for the Company for the fiscal years ended December 31, 2015 and 2014.  Representatives of the firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table presents the aggregate fees, billed or expected to be billed, by BDO USA, LLP the Company’s principal accountants, for the fiscal years ended December 31, 2015 and 2014.

Fee Category	2015	2014
Audit Fees (1)	$289,063	$273,133

Tax Fees (2)		1,100

Total Fees	$289,063	$274,233

(1)         Audit Fees consist of the aggregate fees billed for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q, or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements

(2)         Tax Fees consist of the aggregate fees billed for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning.  The services comprising the fees disclosed under this category include the preparation of state and federal tax returns as well as assisting with calculating estimated tax payment

The audit committee’s charter includes a formal policy concerning the pre-approval of audit and non-audit services (including the fees and terms thereof) to be provided by the independent registered public accounting firm of the Company, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the audit committee prior to the completion of the audit.  The policy requires that all services to be performed by BDO USA, LLP, including audit services, audit-related services and permitted non-audit services, be either pursuant to detailed pre-approval policies and procedures established by the committee as to the services to be performed, or presented to and pre-approved by the committee (subject to the de minimis exception).  All services rendered by BDO USA, LLP are permissible under applicable laws and regulations, and the audit committee pre-approved all audit, audit-related and non-audit services performed by BDO USA, LLP during 2015 and 2014.  The audit committee has considered whether the provision of services after the audit services (as specified above) is compatible with maintaining BDO USA, LLP’s independence and has determined that provision of such services has not adversely affected BDO USA, LLP’s independence.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 4 — SHAREHOLDER PROPOSAL REGARDING PROXY ACCESS

We expect the following proposal to be presented at the annual meeting by Daniel J. Wukich, 2009 Boxcartown Road, Jeannette, Pennsylvania, and Daniel P. Wukich, 186 Durst Road, Irwin, Pennsylvania.  The proponents of the proposal own more than $2,000 and less than 5 percent of the Company’s common stock.  The board of directors has recommended a vote AGAINST this proposal for the reasons set forth following the proposal.  The board disclaims any responsibility for the content of the Wukich proposal and the supporting statement, including any information found at the referenced website, which are presented exactly in the form received by the Company.

PROXY ACCESS SHAREHOLDER PROPOSAL

RESOLVED: Shareholders of the “Company” ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)             have beneficially owned 1.5% or more of the Company’s outstanding common stock continuously for at least two years before submitting the nomination;

b)             give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator(s), including proof it or they own the required shares (the “Disclosure”); and

c)              certify that (i) it or they will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it or they will comply with all applicable laws and regulations if it or they use soliciting material other than the Company’s proxy materials; and (iii) to the best of its or their knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•                  Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•                  Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

Similar shareholder proposals have received substantial support, and bylaws relating to proxy access by shareholders have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

The Company’s Statement in Opposition to Proposal 4

The Board recommends you vote AGAINST the Wukich proposal.

We believe that the mechanisms for nominating directors are a critical aspect of corporate governance and any proposal that adds to or changes our shareholders’ existing right to nominate directors should be carefully considered and thoughtfully tailored to ensure that the interests of all our shareholders are protected in a balanced way.  We do not believe the Wukich proposal meets that standard.

The Wukich proposal is not in the best interests of our shareholders.

The Wukich proposal is not in the best interests of our shareholders because it does not contain minimum requirements necessary to ensure quality director nominees are proposed by independent and impartial shareholders.  Rather, if the Wukich proposal were adopted, it could result in a shareholder or group of shareholders advancing their own or their constituencies’ short term financial interests, special interests or narrow agendas that may be in direct conflict with the Company’s and shareholder’s long term interests.

Our nominating and corporate governance committee, the members of which are subject to a fiduciary duty to the Company and the independence requirements of Nasdaq and the SEC, seeks to recommend for nomination director candidates who possess a diverse combination of skills, market knowledge, professional experience and backgrounds necessary to oversee our business.  The Wukich proposal, on the other hand, would allow shareholders who have no fiduciary duty and are not bound by the Company’s corporate governance guidelines and policies or the Nasdaq and SEC independence rules to advance their own agenda or narrow interests or those of unknown third-parties, without regard to the Company’s and our shareholder’s best interests, by bypassing the existing process our board of directors uses to nominate directors.  In fact, the current proxy access proposal was submitted during pending litigation between the proponents and the Bank.

While our shareholders always would be free to vote for or against candidates, the cost and disruption of having to defend against narrow agenda-driven attacks is not in shareholders’ interests.

The Wukich proposal could cause disruption to the Company’s orderly annual election of directors.

If adopted, the Wukich proxy access proposal could result in contested director elections becoming a routine event.  As various proxy access proposals have been developed and considered over the past several years, a 3 percent ownership requirement and a 3-year holding period have emerged as prevailing requirements.  The Wukich proposal would establish far more permissive requirements, a 1.5 percent ownership requirement and a 2-year holding period.  Additionally, the Wukich proposal does not address how the proposed proxy access would be reconciled with the Company’s classified board, in which approximately one-third of the directors are elected each year for three-year terms.

Divisive proxy contests could occur every year and substantially disrupt Company affairs and the effective functioning of our board of directors without adding any significant value to the current process.  This could harm us in various ways, including the potential for high annual turnover of directors leading to an inexperienced board of directors that lacks sufficient knowledge and understanding of the Company’s current and past business which is necessary to provide meaningful and effective oversight of the Company’s operations and long-term strategies.  Abrupt changes in the composition of the Company’s board of directors could lead to disruptions and possible turnover of our management, which in turn may impair our ability to develop, refine, monitor and execute on long-term plans.  In addition, our management and directors would be required to divert their time from managing and overseeing Company business to focus on proxy contests in the election of directors.  Disruption of our board of directors’ functioning could disrupt the ongoing implementation of our strategies and put shareholder value at risk.

Our shareholders are already entitled to recommend director candidates and our existing corporate governance practices require us to evaluate them under the same criteria as other director candidates.

Our shareholders may already recommend one or more director candidates, whom the board and nominating and corporate governance committee will evaluate under the same criteria applied to their own candidates.  In 2013, our shareholders and the shareholders of Penseco Financial Services Corporation approved a merger, the terms of which have guided the director nomination process.  Since then, despite our shareholders’ ability to recommend director candidates, we have not received any shareholder submissions of director candidates, not even from Daniel J. Wukich or Daniel P. Wukich.

We believe the process currently contained in the Company’s governance documents protects the interests of our shareholders by way of requiring thoughtful identification and screening of experienced and diverse director nominees which helps us achieve the optimal balance of directors. Furthermore, our nominating and corporate governance committee charter requires that we review and assess our committee performance and our nominations process each year.

Board members with the right mix of background, expertise, experience and perspective are the fundamental prerequisite for a high-functioning board. We believe that the selection of such candidates is best left to the members of the nominating and corporate governance committee who have a fiduciary duty to our shareholders and the Company and who are bound by Nasdaq and SEC independence requirements, as well as our corporate governance guidelines and policies with regard to board nominee qualifications.

We are committed to strong corporate governance. To that end, we will consider input from all interested shareholders regarding our current process for nominating directors. Our shareholders have direct access to our board and our board regularly reviews feedback provided by our shareholders.  We value our shareholders’ opinions, and welcome further discussion regarding proxy access to ensure that any proxy access provision adopted by the Company is thoughtfully designed to protect the best interests of all shareholders and mitigate risk of abuse.

For all of the foregoing reasons, the board recommends that you vote AGAINST this proposal.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

Our common stock is listed on The Nasdaq Stock Market, LLC.  Accordingly, our board evaluated the independence of each director and director nominee under the listing standards of The Nasdaq Stock Market, LLC.  During this review, the board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The board also considered whether there were any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates.

As a result of this review, the board affirmatively determined that William E. Aubrey II, Joseph G. Cesare, M.D., James G. Keisling, P. Frank Kozik, Ronald G. Kukuchka, Richard S. Lochen, Jr., Robert W. Naismith, Ph.D., James B. Nicholas, Emily S. Perry, George H. Stover, Jr., Steven L. Weinberger, Earle A. Wootton and Joseph T. Wright, Jr. are independent under the listing standards of The Nasdaq Stock Market, LLC.  In addition, the board determined that each member of our audit committee and compensation committee is independent in accordance with the additional independence criteria applicable to such committee members under the listing standards of The Nasdaq Stock Market, LLC, including the recently adopted listing standards regarding the independence of compensation committee members as determined after taking into account any relationship between such committee members and any compensation consultants engaged by the compensation committee.  Only Craig W. Best, our Chief Executive Officer and President, was determined to be not independent.

In determining the independence of each director, the board considered that we, our subsidiaries, and our predecessor companies, in the ordinary course of business have purchased products and services from companies at which some of our directors or their immediate family members were officers or employees during 2015. The board determined that none of these relationships impaired the independence of the directors.

Board Meetings

During 2015, the board of directors held twelve meetings.  There was one meetings of the independent directors.  All of our directors attended at least 75% of board meetings and meetings of committees of the board on which such directors served.

We have no formal policy with respect to director attendance at our annual meeting of shareholders.  All of our then-serving directors attended our 2015 annual meeting of shareholders, except for Steven Weinberger.

Board Leadership Structure and Role in Risk Oversight

The board of directors of the Company has determined that the separation of the offices of chairman of the board and chief executive officer enhances board independence and oversight.  Moreover, the separation of the chairman of the board and chief executive officer allows the chief executive officer to better focus on his responsibilities relating to day-to-day management of the Company, enhancing shareholder value and expanding and strengthening the Company’s franchise while allowing the chairman to lead the board in its fundamental role of providing advice to and independent oversight of management.  Consistent with this determination, William E. Aubrey II serves as Chairman of the Board of the Company and Craig W. Best serves as Chief Executive Officer and President of the Company.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, legal risk and reputational risk.  Management, including our chief risk officer, is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk management oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company.  Senior management attends board meetings and is available to address any questions or concerns raised by the board on risk management. The Chairman of the Board and independent members of the board of directors work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Primary responsibility for areas of risk oversight is allocated among our standing committees as follows:

Committee	Primary Areas of Risk Oversight
Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

Nominating and Governance Committee	Risks and exposures associated with leadership, succession planning and corporate governance.

Compensation Committee	Risks and exposures associated with executive compensation programs and arrangements, including incentive plans.

Compensation Risk Management

Our compensation committee has reviewed the compensation policies and practices of the Company and has determined that the policies and practices do not motivate imprudent risk taking and are not reasonably likely to have a material adverse effect on the Company.  The compensation committee is aware that compensation arrangements, if not properly structured, may encourage inappropriate risk-taking.  An example of how the Peoples’ compensation programs protect against imprudent risk taking is the clawback agreement that executives are required to execute in connection with their participation in the Peoples Cash Incentive Program (as further described below).

Board Committees

As noted above, the board of directors of the Company conducts much of its business through committees of the board.  During 2015, the board maintained standing audit, compensation and nominating committees.  The Penseco merger agreement and our amended and restated bylaws provide that for a period of three years following the Penseco merger (which became effective on November 30, 2013), unless eighty percent of the directors determine otherwise, former Penseco directors are to have pro rata representation on all committees of the board of directors. Our Board committees’ composition during 2015 complied with this requirement, as more particularly described below.

Audit Committee

During the fiscal year ended December 31, 2015, directors Lochen, Keisling, Kukuchka, Naismith, Weinberger and Wootton comprised the audit committee.

Each member of the audit committee was independent under the requirements of The Nasdaq Stock Market, LLC relating to audit committee members.  The board of directors has determined that director Richard S. Lochen, Jr. qualifies as an “audit committee financial expert,” as defined under the rules of the Securities and Exchange Commission, or “SEC.”  The audit committee met five times in 2015.

The audit committee is governed by a formal charter approved by the board of directors, a current copy of which is available at the Company’s website, psbt.com, at the “Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the audit committee include:

•                                          oversee our accounting and financial reporting processes, including management’s preparation of financial reports and other financial information;

•                                          oversee our management’s maintenance of internal controls and procedures for financial reporting, accounting and financial reporting processes generally;

•                                          assist our board of directors Board in its oversight of our compliance with legal and regulatory requirements;

•                                          evaluate the independence and oversee the performance of our independent registered public accounting firm and oversee the audits of the financial statements of the Company;

•                                          assist our board of directors in risk assessment and risk management;

•                                          pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed by our independent registered public accounting firm;

•                                          establish and periodically review and, as appropriate, revise, procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•                                          oversee our internal audit function; and

•                                          oversee any related party transactions.

Audit Committee Report

In accordance with SEC regulations, the audit committee has prepared the following report.  As part of its ongoing activities, the audit committee has:

•                                          reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2015, with management;

•                                          discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and

•                                          received the written disclosures and letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with BDO USA, LLP such firm’s independence.

Based upon its review and the considerations and discussions referenced above, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in the Company’s annual report on Form 10-K, as filed with the SEC on March 11, 2016.

Submitted by the Audit Committee:

Richard S. Lochen, Jr., Chairman
James G. Keisling
Ronald G. Kukuchka
Robert W. Naismith, Ph.D.
Steven L. Weinberger
Earle A. Wootton

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Compensation Committee

During the fiscal year ended December 31, 2015, the compensation committee of the board of directors consisted of directors Aubrey, Keisling, Kozik, Lochen, Naismith, Perry and Wright to comprise the compensation committee.  During 2015, the compensation committee of the board of directors met three times.

The compensation committee is governed by a formal charter approved by the board of directors, a current copy of which is available at the Company’s website, psbt.com, at the “Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the compensation committee include:

•                                          review and approve the annual base salaries and annual incentive opportunities of our chief executive officer and other executive officers;

•                                          review and approve incentive awards and opportunities, including both cash-based and equity-based awards and opportunities, any employment agreements and severance arrangements, any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits, and any special or supplemental compensation and benefits, in each case for our executive officers;

•                                          review and make recommendations to our board of directors with respect to new compensation programs;

•                                          review periodically the operation of our compensation programs;

•                                          establish and periodically review policies for the administration of compensation programs;

•                                          ensure that our compensation programs comport with our compensation philosophy;

•                                          review and make recommendations to our board of directors with respect to director compensation;

•                                          review and make recommendations to our board of directors with respect to our employee benefit plans;

•                                          administer our compensation programs, including equity incentive programs, for all employees;

•                                          review and provide guidance on our human resource programs, which may include talent review and leadership development and “best place to work” initiatives;

•                                          oversee all matters relating to the outcome of shareholder advisory votes regarding executive compensation; and

•                                          oversee risks and exposures associated with leadership assessment, and compensation programs and arrangements, including incentive plans, and reviewing and evaluating our compensation policies and practices of compensating our employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis that is required by the rules established by the SEC. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Submitted by the compensation committee:

Robert W. Naismith, Ph.D., Chairman
William E. Aubrey II
James G. Keisling
P. Frank Kozik
Richard S. Lochen, Jr.
Emily S. Perry
Joseph T. Wright, Jr.

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such report by specific reference.

Nominations and Shareholder Communications

During the fiscal year ended December 31, 2015, Aubrey, Cesare, Kukuchka, Nicholas, Perry, Stover and Weinberger comprise the nominating and corporate governance committee.  During 2015, the nominating and corporate governance committee of the board of directors met three times.

The nominating and corporate governance committee is governed by a formal charter approved by the board of directors, a current copy of which is available at the Company’s website, psbt.com, at the “Governance Documents” page under “Investor Relations.” The primary purposes, duties and responsibilities of the nominating and corporate governance committee include:

•                                          recommend director nominees for selection by our board of directors;

•                                          review recommendations from directors, shareholders, management, and other appropriate third parties for potential director candidates and collect and analyze information regarding their suitability;

•                                          assist our board of directors in determining the size and composition of the board and its committees, and of the board of directors and committees of our subsidiaries;

•                                          develop and make recommendations to our board of directors with respect to corporate governance guidelines and other governance policies;

•                                          develop and recommend to the Board a policy with regard to the consideration of diversity in identifying director candidates, implement any approved diversity policy, evaluate candidates in accordance with such policy, and periodically assess the effectiveness of such policy;

•                                          identify and prioritize with management significant risks that we face and recommend to our board of directors whether the full board or a particular board committee should have primary responsibility for oversight of each such identified risk;

•                                          keep apprised of requirements, trends and best practices in corporate governance;

•                                          review and make recommendations to our board of directors with respect to any proposed changes to our articles of incorporation, bylaws, or committee charters; and

•                                          develop and make recommendations to our board of directors with respect to key executive succession plans.

Nomination Process

In accordance with the Penseco merger agreement and our bylaws, for our 2014, 2015 and 2016 annual meetings of shareholders, our director nominees have been recommended for the board of directors’ approval by two subcommittees of our nominating and corporate governance committee. One subcommittee is comprised of directors who were directors of Peoples prior to the Penseco merger, referred to as the “Peoples subcommittee,” and the other is comprised of directors who were directors of Penseco Financial Services Corporation prior to the Penseco merger, referred to as the “Penseco subcommittee.”  The Peoples subcommittee is responsible for recommending director nominees with respect to each directorship held by an incumbent director who was a director of Peoples immediately prior to the Penseco merger, or any other incumbent director who was nominated by the Peoples subcommittee.  The Penseco subcommittee is responsible for recommending director nominees with respect to each directorship held by an incumbent director who was a director of Penseco immediately prior to the Penseco merger, or any other incumbent director who was nominated by the Penseco subcommittee.

The board of directors will consider director candidates recommended by shareholders.  Any shareholder who wishes to recommend a director candidate for consideration may send notice to Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer.  The notice should contain the information described in the section titled “Shareholder Proposals,” on page 45.

Process for Identifying and Evaluating Nominees

In selecting director candidates to be nominated for election at an annual meeting, the nominating and corporate governance committee begins by determining whether the incumbent directors whose terms expire at the meeting desire, and are qualified, to continue their service on the board. We are of the view that the repeated service of qualified incumbents promotes stability and continuity in the boardroom, giving us the benefit of the familiarity and insight into our affairs that our directors have accumulated during their tenure. Accordingly, it is the policy of the nominating and corporate governance committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the committee’s criteria for membership on the Board; who the committee believes will continue to make important contributions to the Board; and who consent to stand for re-election and, if re-elected, to continue their service on the Board.

If there are Board positions for which the committee will identify and evaluate non-incumbent directors, it will proceed as follows:

Identification. For purposes of identifying nominees for the board of directors, the nominating and corporate governance committee relies on personal contacts of the committee and other members of the board of directors as well as its knowledge of members of the Company’s market area. The nominating and corporate governance committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The nominating and corporate governance committee may use an independent search firm in identifying nominees. However, the committee did not engage an independent search firm for this purpose during the year ended December 31, 2015 or in connection with the nominees for election at the 2016 annual meeting.

Evaluation. In evaluating potential nominees, the nominating and corporate governance committee determines whether the candidate is eligible and qualified for service on the board of directors by evaluating the candidate under the selection criteria set forth below under the heading “Minimum Qualifications” below. In addition, the nominating and corporate governance committee may conduct a background check and may interview the candidate. Candidates proposed by shareholders are considered under the same criteria, except that the committee may also consider the size and duration of the equity interest of the recommending shareholder in the Company and the extent to which the recommending shareholder intends to continue holding this interest.

Minimum Qualifications

Our bylaws include a mandatory retirement policy applicable to our directors.  Any director, upon reaching the mandatory retirement age of 73 years, will be permitted to serve as a director for the remainder of his or her term, after which he or she shall no longer be eligible to serve as a director. Notwithstanding the foregoing, each director appointed to the board of directors in connection with the Penseco merger is eligible to stand for election for one additional three-year term, regardless of age.

The nominating and corporate governance committee has not adopted a specific set of minimum qualifications that must be met by nominees. Nominees are selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character and capacity to make independent analytical inquiries, ability and willingness to devote adequate time to Board duties, and the likelihood of being able to serve on the Board for a sustained period. In evaluating potential director nominees, our nominating and corporate governance committee (and its subcommittees) will evaluate an individual’s specific qualities or skills including, but not limited to an individual’s: contributions to the range of talent, skill and expertise of the Board; financial, regulatory and business experience, knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the Company’s shareholders and the best interests of the Company and Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; and current equity holdings in the Company.

The nominating and corporate governance committee (and its subcommittees) will also consider any other factors it deems relevant, including competition, size of the board of directors, and regulatory disclosure obligations. The nominating and corporate governance committee will also consider the extent to which a candidate helps the board of directors reflect the diversity of the Company’s shareholders, employees, customers, and communities. The committee also considers factors such as global experience, experience as a director of a public company, and knowledge of relevant industries.

In addition, prior to nominating an existing director for re-election to the board of directors, the committee will consider and review an existing director’s Board and committee performance and his or her satisfaction of any minimum qualifications established by the committee.

Shareholder Communications

Any shareholder who desires to send communications to our board of directors or to individual directors may do so by directing his or her communication to the following address:  Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, Attention: Investor Relations Officer.  All shareholder communications, other than any communications we believe may pose a security risk, will be sent directly to board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 29, 2016, certain information concerning the ownership of shares of the common stock by any person who is known by us to own beneficially more than five percent of the issued and outstanding common stock, each director of the Company, each “named executive officer” identified below under the heading “Executive Compensation” on page 29, and all directors and executive officers as a group.

Name	Number of Shares Beneficially Owned+		Percentage of Ownership++
William E. Aubrey II	20,000.000		*
Craig W. Best	23,501.487	(1)	*
Joseph G. Cesare, M.D.	170,218.000	(2)	2.3%
James G. Keisling	61,234.000	(3)	*
P. Frank Kozik	34,072.000	(4)	*
Ronald G. Kukuchka	25,064.836	(5)	*
Richard S. Lochen, Jr.	9,756.238	(6)	*
Robert W. Naismith, Ph.D.	40,951.000	(7)	*
James B. Nicholas	25,000.000	(8)	*
Emily S. Perry	8,189.000	(9)	*
George H. Stover, Jr.	75,149.000	(10)	1.0%
Steven L. Weinberger	38,090.000	(11)	*
Earle A. Wootton	21,000.000	(12)	*
Joseph T. Wright, Jr.	28,088.291	(13)	*
Scott A. Seasock	9,629.721	(14)	*
Joseph M. Ferretti	3,217.370	(15)	*
Bradley S. Grubb	—
Thomas P. Tulaney	18,535.615	(16)	*
All directors and executive officers as a group (22 persons).	604,589.419		8.2%

+                 Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, our common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, our common stock, is determined to be a beneficial owner of our common stock.  All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.

++          Shares beneficially owned include options to purchase shares which are currently exercisable or which will be exercisable within 60 days of February 29, 2016.  Percentage calculations are based on 7,402,439 shares outstanding at February 29, 2016, and presume that the identified individual or group exercises all of his, her or their respective warrants and options and that no other holders of warrants or options exercise their warrants or options.

*                 Less than 1.0 percent.

(1)         Includes 924.067 shares under Peoples Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Best’s account.

(2)         Includes 21,944 shares owned jointly by Dr. Cesare and his wife, 61,156 shares owned by Dr. Cesare’s wife, and 83,874 shares owned by Tedesco Corp., over which Dr. Cesare’s wife has investment control.

(3)         Includes 37,109 shares owned in a self-directed IRA and 24,125 shares in custodial accounts.

(4)         Includes 12,522shares owned by Mr. Kozik’s wife.

(5)         Includes 18,486 shares held jointly with spouse.

(6)         Includes 1,117 shares under Peoples Employee Stock Ownership Plan (“ESOP”) which have been allocated to Mr. Lochen’s account,  240.356 shares held by minor children and 5,218.882 shares held jointly with spouse.

(7)         Includes 25,204 shares owned jointly by Dr. Naismith and his wife, 409 shares owned by Dr. Naismith’s wife, and 15,338 shares in a self-directed IRA.

(8)         Includes 7,795 shares in a self-directed IRA, 2,590 shares owned by Mr. Nicholas’s wife, and 10,729 shares held in trust accounts.

(9)         Includes 2,017 shares owned jointly by Mrs. Perry, her husband and her children, and 1,157 shares in a self-directed IRA and 3,038 held in a trust account.

(10)  Includes 76,999 shares owned jointly by Mr. Stover’s wife.

(11)  Includes 1,295 shares held in a trust account, 1,022 shares in a self-directed IRA, and 17,975 shares held in the following companies of which Mr. Weinberger has an interest:  Harold Weinberger, Inc., J. Weinberger Partners and G. Weinberger Co.

(12)  Includes 10,000 shares owned by Mr. Wootton’s wife.

(13)  Includes 701.535 shares owned by Mr. Wright’s minor child.

(14)  Includes 3,978 shares owned jointly by Mr. Seasock and his wife, 4,990 shares in a self-directed IRA, 573.973 shares in a 401(k) plan, and 87.7882 shares under the ESOP which have been allocated to Mr. Seasock’s account.

(15)  Includes 2,997 shares in a 401(k) plan and 120.3702 shares under the ESOP which have been allocated to Mr. Ferretti’s account.

(16)  Includes 4,892.698 shares in a self-directed IRA, 368.6628 shares under the ESOP which have been allocated to Mr. Tulaney’s account, and 177 shares owned jointly by Mr. Tulaney and his wife.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

Following is information regarding our executive officers other than Craig W. Best, President and Chief Executive Officer. Information regarding Mr. Best is included under the heading “Election of Directors — Continuing Directors — Term Expiring In 2016,” beginning on page 5, and additional information regarding the compensation of our named executive officers is included under the heading “Executive Compensation,” beginning on page 29.

Debra E. Dissinger, Executive Vice President and Chief Operations Officer (Principal Operating Officer), Secretary of Peoples Security Bank and Trust Company, age 61.  Ms. Dissinger has served in various roles, most recently as Executive Vice President, Chief Operations Officer, and Chief Risk Officer, of Peoples Neighborhood Bank and Trust Company since 1990.

Joseph M. Ferretti, Executive Vice President and Co-Chief Lending Officer-North, age 46.  Mr. Ferretti was appointed to his current position in December 2013.  Prior to that, he served as Executive Vice President/Chief Lending Officer of Peoples Neighborhood Bank and Trust Company and Senior Vice President/Chief Credit Officer of Peoples Neighborhood Bank and Trust Company since 1997.

Michael L. Jake, Executive Vice President and Chief Risk Officer, age 63.  Mr. Jake was appointed to his current position in connection with the Penseco merger in November 2013.  Prior to that, he was Senior Vice President, Chief Risk Officer, of Penn Security Bank and Trust Company since April 2009. Prior to that, he was Chief Financial Officer at Old Forge Bank since 1994. Prior to 1994 Mr. Jake was the Northeastern Pennsylvania Region Audit Manager for Mellon Bank and PNC Bank.

Neal D. Koplin, Executive Vice President and Lehigh Valley Division Head, age 55.  Mr. Koplin was appointed to his current position in August 2014. He served as Senior Vice President and Northern

Region Manager of National Penn Bank’s Commercial Real Estate Lending Group from 2004 until joining Peoples Security Bank. He was with National Penn Bank in various executive positions from 1982 until 2004.

Scott A. Seasock, Executive Vice President and Chief Financial Officer, age 58.  Mr. Seasock was appointed to his current position in January 2014. Prior to that, he served as Senior Vice President/Chief Financial Officer of Peoples Neighborhood Bank and Trust Company since 2011. Prior to joining Peoples Neighborhood Bank and Trust Company, Mr. Seasock served as the Chief Financial Officer of Community Bank and Trust from 1987 until January 2010.

Lynn M. Thiel, Executive Vice President and Chief Retail Officer-South, age 55.  Ms. Thiel was appointed to her current position in connection with the Penseco merger in November 2013.  Prior to that she was Executive Vice President, Retail Banking Division Head, of Penn Security Bank and Trust Company since June 2012. Prior to that, she served as Senior Vice President, Planning & Development Division Head between 2006 and 2012; and as Vice President & Compliance Officer between 2000 and 2006.

Thomas P. Tulaney, Executive Vice President and Chief Lending Officer, age 56. Mr. Tulaney was appointed to his current position in connection with the Penseco merger in November 2013, and held the same position with Penseco since March 20, 2012.  He joined Penn Security Bank and Trust Company in April 2011 as Executive Vice President and Deputy Chief Lending Officer. Before that, Mr. Tulaney was a Senior Executive Vice President and the Corporate Sales Division Manager of First National Community Bank, a position he held since 2008, when he was promoted from Executive Vice President. He was an employee of First National Community Bank from 1994 to 2011. Prior to 1994 Mr. Tulaney was a Senior Vice President of Third National Bank a division of Independence Bank Corp and a Regional Vice President of PNC Bank.

Bradley S. Grubb, Executive Vice President and Wealth Management Division Head, age 54. Mr. Grubb was appointed to his current position in February 2015. He served as Managing Director of Manarin Investment Counsel, Ltd., Omaha NE from March 2014 until joining Peoples Security Bank. Before that he was President of Carson Wealth Management Group, Omaha, NE from 2010 to 2014. Prior to that, he was President/CEO of BancWest Investment Services from 2003 to 2010. Prior to that, he was with CitiGroup (Citibank/Travelers Life & Annuity Company) as Group Financial Executive Vice President and National Sales Manager, respectively, from 1998 to 2003. Prior to 2003 Mr. Grubb was a Senior Vice President Managing Director of INVEST Financial Corporation / Kemper Financial Institutions Group.

Compensation Discussion and Analysis

Overview of Objectives

The executive compensation program of Peoples is designed to provide a competitive base salary as well as to provide certain incentives to our named executive officers to effectively lead and manage the Company and its growth strategy. Decisions regarding executive compensation are determined by the compensation committee with the approval of the board of directors.

The program is designed to support annual and long-term Company goals that create sustainable profitable growth while providing long-term value to our shareholders. The objectives of our executive compensation programs are to:

•                                          attract, motivate and retain highly qualified executives;

•                                          link total compensation to both individual performance and the performance of the bank and holding company; and

•                                          appropriately balance short-term and long-term financial objectives, build shareholder value and reward individual, team and company performances.

We seek to pay for superior performance, both in achieving short-term goals and continuing to build a growing and sustainable financial institution on a long-term basis.

During the year ended December 31, 2015, we compensated our named executive officers, identified below, with a combination of base salary, performance-based cash incentive awards, discretionary bonus payments, equity compensation through the Employee Stock Ownership Plan, or “ESOP,” and benefit plans and perquisites which the compensation committee believed were comparable to other financial institutions of similar size in our region.  While our compensation program is comprised of all of the aforementioned primary elements, the performance-based cash incentive awards are intended to constitute a meaningful portion of the total potential compensation for our named executive officers.

Benchmarking

Periodically, the compensation committee compares our senior management compensation levels with comparable levels in industry benchmark studies and peer group data to gain a general knowledge of compensation programs in the industry. To do so, we participate in a survey provided by L.R. Webber Associates that benchmarks salary and benefits from Pennsylvania financial institutions who participate in the survey. The survey includes general compensation information and ranges for executives. The results are reported by bank asset size and geographic region. We use the survey data to compare the base salaries of our named executive positions to the range reported for those positions at other banking institutions with total asset size and geography similar to ours to determine whether we are compensating our named executive officers within the industry standard range.

The compensation committee retained Innovative Compensation and Benefits Concept to analyze and review compensation of the senior officers for 2015.  As further described below under the heading “Components of the Compensation Program,” the compensation committee has referred to data from the consultant to formulate decisions regarding Peoples’ executive compensation practices.

The compensation committee also considers salary levels for comparable positions in industries other than the financial services industry.

Components of the Compensation Program

Our executive compensation includes three key elements: base salary, annual cash incentives and benefit plans.

Base Salary

Base salary is the basic element of our executive compensation program and the foundation for setting incentive compensation target awards. The compensation committee determines the range of base salary to offer to a new executive by evaluating the duties, complexities and responsibilities of the respective position; the level of experience required, and the compensation payable for positions having similar scope and accountability as our peer group of banks. In years prior to 2015, the compensation committee referred to a peer group of banks and set base salary compensation between 83 and 106 percent of the median salary for comparable positions within the peer group.

For 2015, our compensation committee reviewed each named executive officer’s individual performance, length and nature of experience and competency, and the potential for advancement in determining the amount of pay adjustments to recommend to the board of directors.  In connection with such review, the base compensation for Craig W. Best was increased from $247,286 to $400,000; Thomas P. Tulaney was increased from $210,000 to $235,000; Scott A. Seasock was increased from $166,257 to $200,000 and Mr .Koplin was increased from $175,000 to $195,000 for 2015.  Mr. Grubb was hired during 2015 at a salary of $275,000.

Annual Cash Incentives

In 2011, we adopted an annual cash incentive plan (the “Cash Incentive Plan”) pursuant to which our named executive officers have the opportunity to earn performance-based incentive payments. Incentive compensation under the Cash Incentive Plan represents the “at risk” portion of an executive’s pay subject to the achievement of performance goals. Annually, the compensation committee sets individual and corporate goals for the named executive officers to achieve in order to qualify for a cash incentive payment under the Cash Incentive Plan.

2015 Cash Incentive Plan

The following table provides information concerning the Cash Incentive Plan payments to our named executive officers during the year ended December 31, 2015:

Named Executive Officer	Target/ Maximum Peoples Cash Incentive Plan Payment (% of base salary)	Target/ Maximum Peoples Cash Incentive Plan Payment ($)
Craig W. Best	35%	140,000
Thomas P. Tulaney	30%	70,500
Bradley S. Grubb	30%	82,500
Neal D Koplin	25%	48,750
Scott A. Seasock	20%	40,000

The Cash Incentive Plan rewards the attainment of annual company-wide financial objectives at specified levels in the areas of earnings per share, revenue, efficiency, loan deposit and asset growth,  asset quality and individual performance relative to the specific tasks we expect an employee to accomplish during the year.  Our objective is to drive superior annual performance at both the company and individual levels to the highest attainable levels by establishing performance thresholds that must be met to earn annual incentive awards.  Targets for the Chief Executive Officer are set by the compensation committee, and targets for our other named executive officers are typically set by the compensation committee upon the recommendation of our Chief Executive Officer.  Targets are typically communicated to officers during the first quarter of the year, and achievement of targets is evaluated by the compensation committee after year end.  In 2015, the target payouts for Mr. Best was 35%, Messrs. Tulaney and Grubb were set at 30%, Mr.Koplin was 25% while Mr. Seasock was 20% of base salary, respectively, with achievement based upon corporate performance objectives, and target payouts based on corporate performance objectives.  The compensation committee did not set individual performance objectives for 2015.

Performance Measure	2015 Target Performance	2015 Actual Performance	Maximum Potential Payment (% of Total Cash Incentive Plan Payment)	Goal Met	Earned
EPS Growth ($)	2.74	2.36	40%
Revenue Growth ($000)	73,636	72,112	10%
Expense to Asset Ratio (%)	2.47%	2.68%	10%
Loan Growth ($000)	1,287,444	1,340,865	10%	X	10%
Deposit Growth ($000)	1,491,782	1,455,810	10%
Asset Growth	1,795,957	1,819,058	10%	X	10%
Asset quality			10%	X	10%
Net charge-offs / average loans (%)	.15	.08
Non-performing loans / Avg. loans +OREO (%)	1.02	0.91
Total			100%		30%

Based on the 2015 actual performance of the Company 30% incentive payments were earned under the Cash Incentive Plan.  Mr. Best was awarded an incentive plan bonus of $40,000, Mr. Tulaney was awarded an incentive plan bonus of $32,075 while Mr Koplin was awarded an incentive plan bonus of $31,687.

All payments for 2015 under the Cash Incentive Plan were approved and expensed in 2015.  Additional details regarding the threshold, target and maximum payouts are set forth in the “2015 Grants of Plan-Based Awards” on page 30, and actual payouts are included in the “2015 Summary Compensation Table” on page 30.

Clawback Agreements

In order to participate in the Cash Incentive Plan, all executives are required to sign a clawback agreement.  The clawback agreement allows us to recover any overpayment under the Cash Incentive Plan in the event that we are required to restate our financial statements because of a material financial reporting violation or an executive’s misconduct or fraudulent activity. The policy applies to any current or former executive officer who received a payout under the Cash Incentive Plan during the three-year period preceding the date on which the restatement is required.  Mr. Best has a substantially similar provision included in his employment agreement.

Long-Term Incentive Compensation

We maintain the 2008 Long-Term Incentive Plan, which we assumed in the Penseco merger, and the compensation committee may grant equity awards under the plan.  Under appropriate circumstances, we believe that equity incentives and stock-based awards may help to focus employees on the long-term objectives of building additional shareholder value and promoting our success, will align employees’ interest with stockholders’ interests.  No awards were made under the 2008 Long-Term Incentive Plan in 2015.

Benefits

ESOPs. We designed an ESOP as a long-term incentive to focus executives on long-term value creation and to provide balance to the annual Cash Incentive Plan. The ESOP covers substantially all employees who meet the eligibility requirements and is intended to incentivize and reward all employees, including the named executive officers, based upon our long-term success as measured by shareholder return.

401(k) Plans.  We maintain a profit sharing plan, the Peoples Security 401(k) Plan, under the provisions of Section 401(k) of the Internal Revenue Code in an effort to provide employees with a means by which they can save for retirement and also to provide tax-deferred compensation, not to exceed the amount allowed under the Internal Revenue Code, as amended, referred to as the “Code,” as a reward for saving for retirement. All named executive officers participate in the Peoples Security 401(k) Plan on the same basis as other employees participating in the plan.

Pension Plan.  The Company also maintains the Employees’ Pension Plan, a legacy defined benefit pension plan assumed in connection with the Penseco merger, which was amended in June 2008 to cease benefit accruals.

Health and Welfare Benefits. Named executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, vision, disability, life insurance and flex spending account benefits and are standard in the industry.

Supplemental Employee Retirement Plan.  Peoples maintains a supplemental employee retirement plan (“SERP”) for Mr. Tulaney, which is intended to retain his services.  Under the SERP, Mr. Tulaney is eligible to receive certain retirement benefits that accrue based on his service to the Company and are payable at retirement, or earlier under a qualifying termination of employment.  See additional discussion below under the heading “Pension Benefits.”

Deferred Compensation Plans.  We also maintain the “Deferred Compensation Plan No. 2” under which we make certain contributions for Mr. Best in accordance with his employment agreement. See additional discussion below under the heading “Non-Qualified Deferred Compensation.”

Chief Executive Officer Retirement Benefits.  We provide our Chief Executive Officer with certain retirement benefits under an Excess Benefit Plan formerly maintained by Penseco which was assumed in connection with the Penseco merger. This plan provides Mr. Best with additional benefits in excess of those accrued under the Peoples Security 401(k) Plan due to the limit on compensation contained in Section 401(a)(17) of the Code. See additional discussion below under the heading “Non-Qualified Deferred Compensation.”

Split Dollar Insurance Agreements. We provide split-dollar life insurance to Mr. Best.  See additional discussion below under the headings “Craig W. Best Employment Agreement.”

Perquisites

The compensation committee regularly reviews our executive perquisites and believes they are appropriate and modest when compared to peers and are necessary to attract and retain high-caliber talent. We provide a vehicle allowance to all named executive officers as they are required to entertain business clients or otherwise travel in connection with their duties.  The compensation committee also believes that country clubs can serve as appropriate forums for building client relationships and for community interaction. We reimburse monthly membership expenses for Mr. Tulaney based on demonstrable business requirements, which are approved monthly and reviewed annually. Additionally, we reimburse Messrs. Best, Koplin, Tulaney and Grubb for the cost of country and dining club memberships.

The Role of Management in Determining Compensation

For 2015, our compensation committee set performance goals, including economic profit targets under the 2015 Cash Incentive Plan and individual strategic goals, after consultation with our Chief Executive Officer for the other named executive officers.  The compensation committee set performance goals, including economic profit targets under the 2015 Cash Incentive Plan, and individual strategic goals, for the Chief Executive Officer. The Chief Executive Officer reviewed each of the other named executive officer’s annual performance and discussed the performance review with and makes a recommendation on base salary to the compensation committee. The compensation committee then presented its recommendations for increases in base salary to the board of directors for all named executive officers.

The Role of the Compensation Committee

The compensation committee is responsible for recommending compensation policies to the board for approval, as well as developing and implementing the compensation programs for the named executive officers and other key members of management. Key items pertaining to executive compensation such as base salary increases, the size and performance targets associated with awards under the Cash Incentive Plans, and the offering of special retirement agreements are submitted to the board of directors for approval following the review and recommendation of the compensation committee.  In 2015, our Chief Executive Officer consulted with the compensation committee in determining the specific individual strategic targets outlined in the Cash Incentive Plan, but did not participate in discussions on his own compensation.

Operating within the framework of duties and responsibilities established by the board, the compensation committee’s role is to assure our (1) compensation strategy is aligned with the long-term interests of the shareholders and members; (2) compensation structure is fair and reasonable; and (3) compensation reflects both corporate and individual performance.

Compensation Committee Consultants

The compensation committee’s charter provides that the compensation committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the compensation committee. The Company must provide for appropriate funding, as determined by the compensation committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the compensation committee. Prior to engaging any compensation consultant, legal counsel or other adviser (other than in-house legal counsel), the compensation committee must conduct an independence assessment with respect to such adviser.

For 2015, the compensation committee did engage a compensation consultant to review director compensation, since a review had been performed in 2014. During 2014 Innovation Compensation and Benefits Concepts was retained and provided a review and analysis of directors’ compensation.

Accounting and Tax Treatments

All elements of compensation generate charges to earnings under generally accepted accounting principles (GAAP). Generally, no adjustment is made to compensation based on accounting factors, but the tax effects of various types of compensation are considered.

Company Stock Ownership

While we believe that it is important that our named executive officers and directors own shares of our common stock, we do not have formal equity or security ownership requirements which are generally applicable to our executive officers or directors.  Under the terms of Mr. Best’s employment agreement, however, his failure to own shares of our common stock having a fair market value equal to or greater than his annual base salary would be “cause” for termination.

Severance and Change in Control Benefits

We recognize that an important consideration in our ability to attract, retain and motivate key personnel is our ability to minimize the impact on our management team of the possible disruption associated with our exploration of strategic opportunities. Accordingly, we believe that it is in our best interest and the best interest of our shareholders to provide our key personnel with reasonable financial arrangements in the event of termination of employment following a change in control or involuntary termination of employment for reasons other than “cause” so that they are able to focus fully on the merits of any potential change in control situation without undue concern for the loss of their jobs. All of our named executive officers have provisions in their respective employment agreements that provide for certain benefits in the event of voluntary or involuntary termination following a change in control transaction. These provisions are described under the heading “Other Potential Post-Termination Benefits” below. These provisions are also described under the headings “Craig W. Best Employment Agreement,” “Thomas P. Tulaney Employment Agreement”, “Bradley S Grubb Employment Agreement” and”Scott A. Seasock Employment Agreement,” and “Neal D. Koplin Employment Agreement” below, along with estimates of the severance and change in control benefits provided to each of them.

Many of the plans that we maintain and in which our named executive officers participate (including the Excess Benefit Plan) include provisions which accelerate vesting or payment of benefits upon a change in control and are described under the heading “Other Potential Post-Termination Benefits” below.

Executive Compensation

Our principal executive officer is Craig W. Best, Chief Executive Officer and President, and our principal financial officer is Scott A. Seasock, Executive Vice President and Chief Financial Officer.  Messrs. Best and Seasock, together with Neal D. Koplin, Thomas P. Tulaney and Bradley S. Grubb, are referred to as the “named executive officers.”  The following tables and narratives set forth certain information regarding the compensation of our named executive officers.

2015 Summary Compensation Table

					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
				Incentive Plan	Compensation	All Other
		Salary	Bonus	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)		($)
Craig W. Best	2015	400,000	—	40,000	112,209	29,225	(1)	581,434
Chief Executive Officer and President	2014	247,286	75,000	—	76,699	29,479		428,464
	2013	19,021	60,000	51,930	715	14,608		146,274

Thomas P. Tulaney	2015	235,000	25,000	32,075	109,033	44,046	(2)	445,154
Executive Vice President and Chief Lending Officer and Corporate Lending Division Head	2014	210,000	63,000	—	103,725	45,502		422,227
	2013	17,500	—	44,100	13,356	2,198		77,154

Neal D. Koplin	2015	195,000	52,813	31,687	—	15,139	(3)	294,639
Executive Vice President Lehigh Valley Division Head	2014	175,000	25,000	—	—	3,000		203,000

Bradley S. Grubb	2015	246,779	175,000	—	—	9,166	(4)	430,945
Executive Vice President Wealth Management Division Head

Scott A. Seasock	2015	200,000	6,000	—	—	24,190	(5)	230,190
Executive Vice President and Chief Financial Officer	2014	166,256	33,600	—	—	23,875		223,731
	2013	159,962	—	23,979	9,703	180,651		374,295

(1)         For 2015, includes 401(k) plan safe harbor contribution of $7,950; 401(k) match $7,950; ESOP $2,650; country club $7,043; automobile allowance $3,075;  and life insurance $557.

(2)         For 2015, includes country club membership $19,176; automobile allowance $7,200; 401(k) Safe Harbor $7,950; 401(k) match $7,950; ESOP $1,770.

(3)         For 2015, includes country club membership $600; automobile allowance $9,000; 401(k) safe harbor $1,575; 401(k) match $1,575; ESOP $2,389.

(4)         For 2015, includes automobile allowance $ 9,166.

(5)         For 2015, includes automobile allowance $9,000; 401(k) safe harbor $6,510; 401(k) match $6,510; and ESOP $ 2,170.

2015 Grants of Plan-Based Awards

The following table provides information concerning grants of plan-based awards made to our named executive officers during the year ended December 31, 2015.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Craig W. Best	February 4, 2015	—	140000	140,000
Scott A. Seasock	February 4, 2015	—	40,000	40,000
Neal D. Koplin	February 4, 2015	—	48,750	48,750
Thomas P. Tulaney	February 4, 2015	—	70,500	70,500
Bradley S. Grubb	February 4,2015	—	82,500	82,500

The table above includes the fiscal 2015 threshold, target and maximum payouts designated under our Cash Incentive Plan. Based on the 2015 actual performance of the company, 30% incentive payments were earned under the Cash Incentive Plan.  Mr. Best was awarded an incentive plan bonus of $40,000 and Mr. Seasock was awarded a merit bonus of $6,000 for 2015.  Also, Mr. Grubb was paid a cash bonus per his employment agreement of $75,000 and a sign on bonus of $100,000 while Mr. Koplin was paid a contractual bonus of $39,500, an incentive plan bonus of $31,687 and a merit bonus of $13,313. Mr. Tulaney was paid an incentive plan bonus of $32,075 and a merit bonus of $25,000.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We are a party to employment agreements with each of our named executive officers.  These agreements are described below under the headings, “Craig W. Best Employment Agreement,” “Thomas P. Tulaney Employment Agreement”, “Scott A. Seasock Employment Agreement”, “Neal D. Koplin Employment Agreement” and “Bradley S. Grubb Employment Agreement.” The employment agreements control many aspects of the compensation of our named executive officers.

Craig W. Best Employment Agreement

We are party to an amended and restated employment agreement with our President and Chief Executive Officer, Craig W. Best dated January 3, 2011, as amended as of December 31, 2015 (the “Best Employment Agreement”).

The Best Employment Agreement provided for an initial annual base salary of $247,286, which is subject to annual review by the compensation committee.  In 2015, the compensation committee, increased Mr. Best’s annual base salary to $400,000.  In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Best’s base salary.

The Best Employment Agreement also provides that Mr. Best will be eligible to:

•                                          receive an annual cash bonus equal to a percentage of his base salary, which percentage will be determined by the compensation committee from time to time;

•                                          participate in certain deferred compensation plans maintained by the Company; and

•                                          participate in our long-term incentive equity-based compensation plans.

Under the Best Employment Agreement, the Company agreed to purchase and maintain a term life insurance policy with a death benefit of $500,000 payable upon Mr. Best’s death. The Company also agrees to provide Mr. Best with the use of an automobile, along with reasonable insurance and maintenance costs, as well as reimbursement for country and dining club memberships and reasonable business expenses.

The Best Employment Agreement provides that any “excess annual incentive cash payments” and “excess long-term incentive awards” (each as defined in the Best Employment Agreement) paid to Mr. Best are subject to clawback provisions in the incentive plans pursuant to which the board of directors may request reimbursement for such payments from Mr. Best in the event that the Bank’s financial statements are the subject of a restatement that is required by applicable law.

Mr. Best’s employment is on an “at will” basis, and each of the Company, the Bank and Mr. Best may terminate the Employment Agreement at any time and for any reason (subject to Mr. Best’s right to any severance payments). Under the Best Employment Agreement, and in the event that Mr. Best’s employment is terminated involuntarily without “Cause” (as defined in the Best Employment Agreement) or voluntarily for “Good Reason” (as defined in the Best Employment Agreement), the Company and the Bank are obligated to, among other things, make monthly payments to Mr. Best for two (2) years following the termination equal to the sum of 1/12th of Mr. Best’s base salary at the time of termination and 1/12th of the bonus payment that Mr. Best was then eligible to receive, make monthly payments equal to the amount of the COBRA continuation premium for a period of two (2) years following termination and pay up to $30,000 to an outplacement firm of Mr. Best’s choice for outplacement services.  In the event that Mr. Best is terminated without “Cause” or resigns for “Good Reason” in connection with a “Change of Control” (as defined in the Best Employment Agreement), he will be entitled to the salary and bonus payments described above for a period of three (3) years following termination (in lieu of two (2) years) and monthly payments equal to the amount of the COBRA “applicable premium” for a period of three (3) years following termination (in lieu of two (2) years).  Payment of severance under the Best Employment Agreement is in each case contingent upon Mr. Best’s execution and delivery of a release agreement to the Company and the Bank.

The Best Employment Agreement contains customary confidentiality and restrictive covenant provisions. For a period of 12 months following termination of employment for any reason, Mr. Best has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the Best Employment Agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor in a competing business.

Scott A. Seasock Employment Agreement

On January 18, 2011, we entered into an employment agreement with our Executive Vice President and Chief Financial Officer, Scott A. Seasock (the “Seasock Employment Agreement”). Mr. Seasock’s employment agreement is automatically renewed, on an annual basis, for a period of three years.

The Seasock Employment Agreement provided for an initial annual base salary of $145,000.  The base salary rate automatically increased by a minimum of 4% effective January 1, 2012 and January 1, 2013 with further increases determined by the Company from time to time to the extent that the Company deems such increases appropriate.  In 2015, the compensation committee increased Mr. Seasock’s annual base salary to $200,000.  Under its current terms, the Seasock Employment Agreement also provides that Mr. Seasock will be eligible to receive an annual cash bonus equal to a percentage of his base salary and receive an automobile allowance in an amount of $750.00 per month.

In the event that Mr. Seasock’s employment is involuntarily terminated by the Company without “Cause” (as defined in the Seasock Employment Agreement), or the executive resigns from employment for “Good Reason” (as defined in the Seasock Employment Agreement), the Company shall pay (or cause to be paid) to Mr. Seasock in cash within twenty days following termination or resignation, an amount equal to 2.0 times his annual base salary. In addition, Mr. Seasock will be entitled to continuation of group insurance benefits, at the same level enjoyed by him immediately preceding the termination for the earlier of two (2) years following termination of employment or until he secures benefits from another employer. If Mr. Seasock is terminated without “Cause” or resigns for “Good Reason” within 120 days of a “Change in Control,” he will be entitled to 2.0 times his annual base salary. In addition, he shall be entitled to continuation of group health insurance benefits, at the same level enjoyed by him immediately preceding the event, for two years following termination of the executive’s employment.

Notwithstanding the preceding provisions, in the event the lump sum payment described above, when added to all other amounts or benefits would result in the imposition of an excise tax under Code Section 4999, such lump sum shall be reduced to the extent necessary to avoid such imposition.

Thomas P. Tulaney Employment Agreement

We are party to an employment agreement with our Executive Vice President, Chief Lending Officer and Head of the Corporate Lending Division, Thomas P. Tulaney, dated May 30, 2012 (the

“Tulaney Employment Agreement”). The initial term of the Tulaney Employment Agreement will end on May 29, 2016.  Such term will renew automatically for subsequent one-year terms unless either party terminates the agreement earlier in accordance with the provisions of the Tulaney Employment Agreement.

The Tulaney Employment Agreement provided for an initial annual base salary of $210,000, which is subject to annual review by the compensation committee.  In 2015, the compensation committee increased Mr. Tulaney’s annual base salary to $235,000.  In the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Tulaney’s base salary.  The Tulaney Employment Agreement also provides that Mr. Tulaney will be eligible to:

•                                          receive an annual cash bonus equal to a percentage of his salary, which percentage will be determined by the compensation committee from time to time;

•                                          participate in his SERP arrangement; and

•                                          participate in our long-term incentive equity-based compensation plans.

Under the Tulaney Employment Agreement, in the event that Mr. Tulaney’s employment is terminated without “Cause” (as defined in the Tulaney Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Tulaney for one (1) year following the termination equal to sum of 1/12th of Mr. Tulaney’s base salary at the time of termination and 1/12th of the average bonus payment that Mr. Tulaney had received in the immediately preceding three (3) years (or such shorter timer period as Mr. Tulaney has been eligible to receive such bonus payments), and make monthly COBRA continuation premium payments for eighteen (18) months. In the event that Mr. Tulaney is terminated within two (2) years following a Change of Control (as defined in the Tulaney Employment Agreement), he will be entitled to the salary and bonus payments described above for a period of two (2) years following termination (in lieu of one (1) year) and COBRA continuation premium payments for two (2) years (in lieu of eighteen (18) months).  The Tulaney Employment Agreement provides for adjustments to the timing of severance payments due to Mr. Tulaney to comply with certain provisions of the Internal Revenue Code, including Section 409A thereof.  Payment of severance under the Tulaney Employment Agreement is in each case contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

The Tulaney Employment Agreement contains customary confidentiality and restrictive covenant provisions.  For a period of 12 months following termination of employment for any reason other than a Change of Control (in which case the applicable period is 24 months), Mr. Tulaney has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a completing business.

Neal D. Koplin Employment Agreement

We are party to an employment agreement dated August 27, 2014, with Neal D. Koplin, our Executive Vice President and Lehigh Valley Division Head (the “Koplin Employment Agreement”).  The initial term of the Koplin Employment Agreement will end on August 11, 2017.  Such term will renew automatically for subsequent one-year terms unless either party terminates the agreement earlier in accordance with the provisions of the Koplin Employment Agreement.

The Koplin Employment Agreement provided for an initial annual base salary of $175,000, which increased to $195,000 in the second year of the agreement, and which is subject to annual review by the compensation committee and potential increases.  The Koplin Employment Agreement also provides that Mr. Koplin will be eligible to:

•                  receive an annual cash bonus equal to a percentage of his salary, for which the target percentage will be twenty-five percent, with the actual payment being determined by the compensation committee based on corporate and/or individual performance objectives;

•                  receive additional bonus compensation of $39,500, $34,000, $20,000 and $10,000, on April 15, 2015, 2016, 2017 and 2018, respectively (provided he remains employed); and

•                  participate in our long-term incentive equity-based compensation plans.

Pursuant to his employment agreement, Mr. Koplin received a one-time signing bonus in the amount of $25,000.

Under the Koplin Employment Agreement, in the event that Mr. Koplin’s employment is terminated without “Cause” (as defined in the Koplin Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Koplin for one (1) year following the termination equal to 1/12th of Mr. Koplin’s base salary at the time of termination. In the event that Mr. Koplin is terminated within 24 months following a Change of Control (as defined in the Koplin Employment Agreement) or resigns for Good Reason (as defined in the Koplin Employment Agreement), he will be entitled to the salary payments described above for a period of three (3) years following termination (in lieu of one (1) year).  The Koplin Employment Agreement provides for adjustments to the timing of severance payments due to Mr. Koplin to comply with certain provisions of the Internal Revenue Code, including Section 409A thereof.  Payment of severance under the Koplin Employment Agreement is in each case contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank.

The Koplin Employment Agreement contains customary confidentiality and non-solicitation provisions.  For a period of 12 months following termination of employment for any reason other than a Change of Control (in which case the applicable period is 36 months), Mr. Koplin has agreed that he will not solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement), and will not recruit employees of the Bank or Company for a competing business.

The Company also agrees to provide Mr. Koplin with a monthly automobile allowance, as well as reimbursement for a country club membership and reasonable business expenses.

Bradley S. Grubb Employment Agreement

We are party to an employment agreement dated February 4, 2015, with Bradley S. Grubb, our Executive Vice President and Wealth Management Division Head (the “Grubb Employment Agreement”).  The initial term of the Grubb Employment Agreement will end on February 4, 2018.  Such term will renew automatically for subsequent one-year terms unless either party terminates the agreement earlier in accordance with the provisions of the Grubb Employment Agreement.

The Grubb Employment Agreement provides for an initial annual base salary of $275,000, which is subject to annual review by the compensation committee and, in the event of an across-the-board salary reduction affecting all of the Company’s management employees, we may decrease Mr. Grubb’s base salary.  The Grubb Employment Agreement also provides that Mr. Grubb will be eligible to:

•                                          receive an annual cash bonus equal to a percentage of his salary, which percentage will be determined by the compensation committee from time to time, provided that the target percentage for 2015 and 2016 is thirty percent;

•                                          receive commissions equal to two percent of incremental gross revenue of our Wealth Management Division and seven percent of the incremental net profit before tax of the Wealth Management Division; and

•                                          participate in our long-term incentive equity-based compensation plans.

Pursuant to his employment agreement, Mr. Grubb received a one-time signing bonus in the amount of $100,000 and reimbursement of relocation expenses not exceed $75,000.  For 2015 and 2016, his gross compensation from base salary, bonus and commissions, is guaranteed to be no less than $350,000.

Under the Grubb Employment Agreement, in the event that Mr. Grubb’s employment is terminated without “Cause” (as defined in the Grubb Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Grubb for one (1) year following the termination equal to 1/12th of Mr. Grubb’s base salary at the time of termination. In the event that Mr. Grubb is terminated within twelve (12) months following a Change of Control (as defined in the Grubb Employment Agreement), he will be entitled to the salary payments described above for a period of two (2) years following termination (in lieu of one (1) year).  The Grubb Employment Agreement provides for adjustments to the timing of severance payments due to Mr. Grubb to comply with certain provisions of the Internal Revenue Code, including Section 409A thereof.  Payment of severance under the Grubb Employment Agreement is in each case contingent upon Mr. Grubb’s execution and delivery of a release agreement to the Company and the Bank.

The Grubb Employment Agreement contains customary confidentiality and restrictive covenant provisions.  For a period of 12 months following termination of employment for any reason other than a Change of Control (in which case the applicable period is 24 months), Mr. Grubb has agreed that he will not: (1) solicit customers, potential customers or suppliers for or on behalf of a competing business (as defined under the agreement); (2) recruit employees of the Bank or Company for a competing business; or (3) serve as a director, officer, employee or investor, or otherwise engage, in a completing business.

The Company also agrees to provide Mr. Grubb with a monthly automobile allowance, as well as reimbursement for a country club membership and reasonable business expenses.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning equity awards outstanding as of December 31, 2015.

Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Craig W. Best	1,947	74,142
Thomas P. Tulaney	10,542	401,439
	1,820	71,126

(1)         Represents restricted stock awards under the Penseco Financial Services Corporation 2008 Long-Term Incentive Plan. Awards remain subject to a vesting period of five years from the date of grant. The award for 1,947 shares to Mr. Best is scheduled to vest on March 15, 2016.  The award for 10,542 shares to Mr. Tulaney is scheduled to vest on May 31, 2017, and the award for 1,820 shares to Mr. Tulaney will vest on March 8, 2018.  Market value is based on a closing price of $38.08 per share of our common stock on December 31, 2015.

Pension Benefits

The following table sets forth information concerning our plans that provide for payments or other benefits at, following, or in connection with, retirement for each of the named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payment During Last Fiscal Year ($)(3)
Craig W. Best	Penseco Employees’ Pension Plan	3	79,533	—

Thomas P. Tulaney	Executive Supplemental Retirement Plan	4	374,537

(1)         Represents the number of benefit years of service credited to the executive officer under the plan, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.  The Penseco Employees’ Pension Plan was frozen as of June 2008, and no additional years of services are being credited under such plan.

(2)         Reflects the actuarial present value of the named executive officer’s accumulated benefit under the plan(s), computed as of the same measurement date used for financial statement reporting purposes with respect to the registrant’s audited financial statements for the last completed fiscal year.

(3)         Represents the dollar amount of any payments and benefits paid to the named executive officer during the 2015 fiscal year.

The information in the foregoing table for Mr. Best includes information related to the Penseco Employees’ Pension Plan, a qualified defined benefit retirement plan. As of June 2008, no further benefits are being accrued in this plan. The plan provided for fixed benefits payable for life upon retirement at the age of 65, based on length of service and compensation levels as defined in the plan. The information in the table has been determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. Mr. Best participates in the Employees’ Pension Plan on the same basis as all other former Penseco employees who were participants as of June 2008, and he receives only those benefits that are available to all such other employees.

Under his SERP arrangement, Mr. Tulaney is eligible to earn a benefit of $114,600 per year commencing upon his retirement at age 65 and continuing for twenty years.  Lesser benefits are eligible to be earned upon a qualifying termination of employment that occurs prior to Mr. Tulaney reaching age 65.

Non-Qualified Deferred Compensation

The following table sets forth non-qualified deferred compensation contributions during the year ended December 31, 2015.

Name	Company Contributions in 2015 ($)		Aggregate Earnings in 2015($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2015 ($)
Craig W. Best	15,700	(1)	—		—	63,051
Craig W. Best	80,000	(2)	14,180	(3)	—	427,925

(1)         Represents Company contributions under the Excess Benefit Plan, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.

(2)         Represents Company contributions under the Deferred Compensation Plan No. 2, which contributions are included in “All Other Compensation” in the Summary Compensation Table set forth above.

(3)         Represents earnings on balances in the Deferred Compensation Plan No. 2.

Excess Benefit Plan. The company contribution set forth in the table above represents our contribution pursuant to the Excess Benefit Plan maintained for Mr. Best.  This plan provides Mr. Best with additional benefits in excess of those accrued under the Peoples Security 401(k) Plan and ESOP. The plan provides Mr. Best with benefits in an amount which is equivalent to the excess, if any, of the matching and ESOP contributions he would have been entitled to receive under the 401(k) Plan and ESOP if those plans were administered without regard to the limitations required by Section 401(a)(17) of the Code and any regulations thereunder, over the amount he is entitled to receive under those plans for the applicable plan year. The Excess Benefit Plan is intended to be an unfunded excess benefit plan.

The benefit described above is to be computed as of the date of Mr. Best’s separation from service. The accrued benefit will become payable if Mr. Best separates from service for any reason. If a change in control (as defined in the Excess Benefit Plan) occurs, the accrued benefit at the date of the change in control shall be valued and payable according to the provisions set forth below as if the change in control constituted a separation from service.

Mr. Best, or his beneficiaries, will be entitled to receive, by virtue of his separation from service, a distribution in an aggregate amount equal to his accrued benefit. The actuarial equivalent of his accrued benefit will be distributed in a single lump sum payment within five days following the date that is six months after the date Mr. Best separates from service.

If Mr. Best dies before terminating his employment with the Bank and before the commencement of payments under the Excess Benefit Plan, the actuarial equivalent of the entire value of his accrued benefit will be paid, in a single lump sum, within sixty days following the date of his death, to his designated beneficiaries.

If Mr. Best’s employment had terminated on December 31, 2015 his accrued benefit under the Excess Benefit Plan would have been $63,051.

Deferred Compensation Plan No. 2.  The Deferred Compensation Plan No. 2 is an account-based deferred compensation arrangement contemplated by the amendment and restatement of Mr. Best’s employment agreement on January 3, 2011. Pursuant to the agreement, the Deferred Compensation Plan No. 2 provides Mr. Best an opportunity to defer base salary and bonus compensation and required the Company to make contributions to Mr. Best’s account in the amount of $61,375 on or around the time his employment agreement was amended and restated, followed by credits of $60,000 each August 1 beginning in 2011 and ending in 2014.  The plan was amended August 31, 2014 and, as amended, requires an annual contribution of $80,000 per year from 2015 through 2019 subject to Mr. Best’s continued employment.  Notional interest will be credited to such deferred amounts and Mr. Best’s account will be distributed upon his retirement or other separation from service, or upon his death or a change in control if earlier.  The company contribution set forth in the table above represents our contribution following the merger.

Other Potential Post-Termination Benefits

Payments Made Upon Termination of Employment.  The following chart outlines the benefits payable to the Named Executive Officers upon a termination of employment and assumes that the termination of employment occurred on December 31, 2015:

	Termination	Termination for	Termination After a
Name	Without “Cause”	“Good Reason”	Change in Control
Craig W. Best	1,492,405	1,492,405	1,878,197
Thomas P. Tulaney	1,108,850	1,108,850	1,398,575
Neal D. Koplin	265,708	265,708	669,124
Scott A. Seasock	417,832	417,832	417,832
Bradley S. Grubb	275,000	275,000	550,000

Payments Made Upon Termination for Cause. Under the employment agreements with Messrs. Best, Tulaney, Seasock, Koplin and Grubb, we may terminate their employment for cause (as defined in the agreement) at any time. If any of them is terminated for cause, he will receive only accrued compensation and vested benefits through his termination date.

Payments Made Upon Termination Without Cause or For Good Reason.  Craig W. Best — Upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Best with good reason (constructive termination), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 24 months of payments based upon base salary and average annual bonus and $30,000 in outplacement assistance to be paid by us to a firm selected by Mr. Best. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 24 months following termination.  If the Company terminated Mr. Best’s employment without cause on December 31, 2015, the severance payment due under his employment agreement (based solely on Mr. Best’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $1,492,405.

Thomas P. Tulaney — Upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Tulaney with good reason (constructive termination), he will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary and average annual bonus. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 18 months following termination.  If the Company terminated Mr. Tulaney’s employment without cause on December 31, 2015, the severance payment due under his employment agreement (based solely on Mr. Tulaney’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $1,108,850.

Under the Tulaney Employment Agreement, in the event that Mr. Tulaney’s employment is terminated without “Cause” (as defined in the Tulaney Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Tulaney for one (1) year following the termination equal to sum of 1/12th of Mr. Tulaney’s base salary at the time of termination and 1/12th of the average bonus payment that Mr. Tulaney had received in the immediately preceding three (3) years (or such shorter timer period as Mr. Tulaney has been eligible to receive such bonus payments), and make monthly COBRA continuation premium payments for eighteen (18) months. In the event that Mr. Tulaney is terminated within two (2) years following a Change of Control (as defined in the Tulaney Employment Agreement), he will be entitled to the salary and bonus payments described above for a period of two (2) years following termination (in lieu of one (1) year) and COBRA continuation premium payments for two (2) years (in lieu of eighteen (18) months).  The Tulaney Employment Agreement provides for adjustments to the timing of severance payments due to Mr. Tulaney to comply with certain provisions of the Internal Revenue Code, including Section 409A thereof.  Payment of severance under the Tulaney Employment Agreement is in each case contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

Neal D. Koplin - Under the Koplin Employment Agreement, in the event that Mr. Koplin’s employment is terminated without “Cause” (as defined in the Koplin Employment Agreement), we are obligated to, among other things, make monthly payments to Mr. Koplin for one (1) year following the termination equal to 1/12th of Mr. Koplin’s base salary at the time of termination.  If the company terminated Mr. Koplin’s employment without cause ( based solely on Mr. Koplin’s current base salary without regard to future base salary adjustments ) would have been $265,708.  The Koplin Employment Agreement provides for adjustments to the timing of severance payments due to Mr. Koplin to comply with certain provisions of the Internal Revenue Code, including Section 409A thereof.  Payment of severance under the Koplin Employment Agreement is in each case contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank.

Scott A. Seasock —  Upon termination by the Company without “cause” (as defined in his employment agreement) or voluntary termination by Mr. Seasock with good reason (constructive termination), he will receive an amount equal to twice his base salary at the time of termination. In addition, Mr. Seasock would be entitled to continuation of group insurance benefits at the same level as existed immediately prior to the termination until the earlier to occur of (i) the second anniversary of his termination; and (ii) the commencement of his employment with another employer.  If the Company terminated Mr. Seasock’s employment without cause on December 31, 2015, the severance payment due under his employment agreement (based solely on Mr. Seasock’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $417,832.

Bradley S. Grubb — Upon termination by the Company without “cause” (as defined in his employment agreement), Mr. Grubb will receive his accrued compensation and other benefits through his termination date, along with a severance payment equal to 12 months of payments based upon base salary. If the Company terminated Mr. Grubb’s employment without cause on December 31, 2015, the severance payment due under his employment agreement (based solely on Mr. Grubb’s initial base salary, without regard to future adjustments) would have been $275,000.

Payments Made Upon Disability or Death.  The employment agreements with Messrs. Best, Tulaney, Koplin, Seasock and Grubb provide that, upon termination due to the executive’s death or disability, he will receive only accrued compensation and vested benefits through his termination date.

Under his SERP agreement if Mr. Tulaney becomes disable he is eligible to earn an annual benefit of $38,537 in twelve equal installments for twenty years.  If death occurs, Mr. Tulaney’s beneficiary would receive $114,600 in twelve equal installments over a twenty year period.

Payments Made Upon a Change in Control.  In accordance with the terms of their employment agreements, our named executive officers are entitled to the following payments upon termination in connection with a change of control:

Craig W. Best —  If we terminate Mr. Best without cause or Mr. Best terminates for good reason within 36 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 36 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of the bonus payment that Mr. Best was then eligible to receive. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for the executive, his spouse and dependents for a period of 36 months following termination.  The executive will immediately vest in all outstanding stock-based compensation awards upon termination in connection with a change in control. Generally, under Section 280G of the Internal Revenue Code, severance payments made in connection with a change in control that equal or exceed three times an executive’s average annual compensation over the five preceding tax years (or period of employment, if less) are considered “excess parachute payments.” Amounts that exceed the Section 280G limit are subject to an excise tax payable by Mr. Best and are non-deductible by us. The employment agreement limits payments to Mr. Best to an amount that will not exceed his Section 280G limit under the Internal Revenue Code.  If a change in control had occurred at December 31, 2015, the severance payment due to Mr. Best under his employment agreement (based solely on Mr. Best’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $1,878,197, which includes accrued benefit of $63,051 under the Excess Benefit Plan, $11,142 under the Deferred Compensation Plan No. 1, $427,925 from Deferred Compensation Plan No. 2 and Restricted Stock would become nonforfeitable with a value of $74,142.

Thomas P. Tulaney —   If we terminate Mr. Tulaney without cause or Mr. Tulaney terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of the executive’s base salary at the time of termination and 1/12th of the bonus payment that Mr. Tulaney was then eligible to receive. In addition, the Company will pay the applicable premium otherwise payable for COBRA continuation coverage for Mr. Tulaney, his spouse and dependents for a period of 24 months following termination.  Mr. Tulaney will immediately vest in all outstanding stock-based compensation awards upon termination in connection with a change in control. If a change in control had occurred at December 31, 2015, the severance payment due to Mr. Tulaney under his employment agreement (based solely on Mr. Tulaney’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $1,398,575 which includes Mr. Tulaney’s 12,362 shares of restricted stock with a value of $472,565 that would have become nonforfeitable. Additionally, if a change in control had occurred at December 31, 2015 and Mr. Tulaney’s employment with us ceased on that date, his Supplemental Executive Retirement Plan benefit would become vested and an annual benefit of approximately $82,380 would be payable in monthly installments over 20 years.

Under the Tulaney Employment Agreement, in the event that Mr. Tulaney’s employment is terminated without “Cause” (as defined in the Tulaney Employment Agreement), we are obligated to,

among other things, make monthly payments to Mr. Tulaney for one (1) year following the termination equal to sum of 1/12th of Mr. Tulaney’s base salary at the time of termination and 1/12th of the average bonus payment that Mr. Tulaney had received in the immediately preceding three (3) years (or such shorter timer period as Mr. Tulaney has been eligible to receive such bonus payments), and make monthly COBRA continuation premium payments for eighteen (18) months. In the event that Mr. Tulaney is terminated within two (2) years following a Change of Control (as defined in the Tulaney Employment Agreement), he will be entitled to the salary and bonus payments described above for a period of two (2) years following termination (in lieu of one (1) year) and COBRA continuation premium payments for two (2) years (in lieu of eighteen (18) months).  The Tulaney Employment Agreement provides for adjustments to the timing of severance payments due to Mr. Tulaney to comply with certain provisions of the Internal Revenue Code, including Section 409A thereof.  Payment of severance under the Tulaney Employment Agreement is in each case contingent upon Mr. Tulaney’s execution and delivery of a release agreement to the Company and the Bank.

Neal D. Koplin - Under the Koplin Employment Agreement, in the event that Mr. Koplin is terminated within 24 months following a Change of Control (as defined in the Koplin Employment Agreement) or resigns for Good Reason (as defined in the Koplin Employment Agreement), he will be entitled to the salary payments described above for a period of three (3) years following termination (in lieu of one (1) year).  The Koplin Employment Agreement provides for adjustments to the timing of severance payments due to Mr. Koplin to comply with certain provisions of the Internal Revenue Code, including Section 409A thereof.  Payment of severance under the Koplin Employment Agreement is in each case contingent upon Mr. Koplin’s execution and delivery of a release agreement to the Company and the Bank. If a change in control had occurred at December 31, 2015, the severance due to Mr. Koplin under his employment agreement would have been $669,124.

Scott A. Seasock —  If we terminate Mr. Seasock without cause or Mr. Seasock terminates for good reason within 24 months of a change in control, he will receive, in addition to previously accrued compensation and benefits, an amount equal to twice his base salary at the time of termination. In addition, Mr. Seasock would be entitled to continuation of group insurance benefits at the same level as existed immediately prior to the termination until the earlier to occur of (i) the second anniversary of his termination; and (ii) the commencement of his employment with another employer.  If a change in control had occurred at December 31, 2015, the severance payment due to Mr. Seasock under his employment agreement (based solely on Mr. Seasock’s then current cash compensation, without regard to future base salary adjustments or bonuses) would have been $417,832.

Bradley S. Grubb — If we terminate Mr. Grubb without cause within 24 months after a change in control, he will receive, in addition to previously accrued compensation and benefits, monthly severance payments for 24 months following termination, equal to the sum of 1/12th of his base salary at the time of termination.  If Mr. Grubb had been employed under the initial terms of his employment agreement and a change in control had occurred at December 31, 2015, the severance payment due to Mr. Grubb under his employment agreement (based solely on his initial annual base salary, without regard to future base salary adjustments) would have been $550,000.

Director Compensation

The following table sets forth certain information concerning the compensation of our directors for our fiscal year ended December 31, 2015.

2015 Director Compensation

The following table sets forth information concerning the compensation received by individuals who served as directors (other than Craig W. Best) during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (1)	All Other Compensation ($) (2)	Total ($)
William E. Aubrey II	49,900	—	252	52,602
Joseph G. Cesare, M.D.	39,950	—	363	40,963
James G. Keisling	39,700	—	—	42,700
P. Frank Kozik	27,700	—	—	29,100
Ronald G. Kukuchka	34,950	490	651	39,670
Richard S. Lochen, Jr.	40,950	157	230	40,413
Robert W. Naismith, Ph.D.	33,250	—	—	35,850
James B. Nicholas	42,250	—	—	41,650
Emily S. Perry	32,200	—	—	34,850
George H. Stover, Jr.	36,100	—	1,520	39,620
Steven L. Weinberger	33,850	—	—	35,300
Earle A. Wootton	36,650	—	2,062	36,962
Joseph T. Wright, Jr.	40,950	—	566	43,166

(1)         Amount reflects the Director’s Deferred Compensation Plan Interest for 2015.

(2)         Amount reflects the imputed income on Director Split Dollar Insurance Plan for 2015.

Each non-employee director receives $1,000 for attendance at each board meeting, $350 for each committee meeting, and $300 for each branch meeting.  All non-employee directors receive a retainer of $15,000 per year.  The Chairman of the Board receives an additional $800 per month, and the Audit Committee Chairman receives an additional $550 per audit committee meeting attended; the Compensation Committee Chairman receives an additional $550 per compensation committee meeting attended and the Nominating and Corporate Governance Committee Chairman receives an additional $450 per nominating and corporate governance committee meeting attended.

Effective June 24, 2011, we established a director supplemental life insurance plan.  All directors are eligible for the life insurance benefit, subject to medical underwriting acceptance.  The plan currently insures seven directors.  The director life insurance benefit of $100,000 per participating director is provided through a single premium BOLI program because BOLI is a more cost-effective way of providing the benefits.  The eligible participating directors are not required to pay any premiums on the life insurance policy, but have the imputed value of the insurance coverage included in their taxable income.

On March 26, 2011, we adopted the Director Deferred Compensation Plan to be effective April 15, 2011.  All current non-employee directors are eligible to participate in the Director Deferred Compensation Plan.  The Plan allows for deferrals by participants of up to 100% of their director’s fees.  There is no maximum dollar limit on the amount that may be deferred by a participant each year.  Participants are permitted to change their percentage of deferral annually. The participants are always 100% vested in the amount they defer and the earnings credited to their accounts. Participants are entitled to receive a distribution from their account upon: a termination of service, a change in control, or a specified date as allowed within the plan.

The Company provides a retirement benefit to its non-employee directors.  The plan requires a minimum of ten years of service.  After the tenth year, the director is granted an annual retirement distribution based on the director’s number of years of service on the board, currently $150 multiplied by the number of years served.  This benefit is payable to the director or beneficiary for a ten-year period following retirement.  During 2015, we charged $3,400 to expenses for this benefit.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has made, and expects to continue to make, loans in the future to our directors and executive officers and their family members, and to firms, corporations, and other entities in which they and their family members maintain interests.  All such loans require the prior approval of our board of directors.  None of such loans are, as of the date of this proxy statement, or were at December 31, 2013, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

The Bank has a formal process with respect to the review and approval of loans extended by it to related persons.  In accordance with these procedures, all transactions with related persons must be approved or ratified by disinterested members of board of directors.  All loans and commitments to lend included in such transactions were made under substantially the same terms, including interest rates, collateral, and repayment terms as those prevailing at the time for comparable transactions with other persons not related to the Bank and do not involve more than the normal risk of collection or present other unfavorable features.

There were no transactions since the beginning of our last fiscal year, and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person who is also an executive officer had or will have a direct or indirect material interest.

Our Loan Policy and our procedures related to the approval of loans set forth our policies and procedures for the review, approval, or ratification of any transactions with related persons.  Any transaction that involves the purchase from, sale to, or joint ownership with, a related person, of an interest in real or personal property must receive any required approvals of regulatory authorities confirming that the terms of such transactions are fair to, and in the best interests of the Company or the Bank; be supported by an independent appraisal not prepared by a related person or an employee of the Company or the Bank; and be approved in advance by a resolution duly adopted, with full disclosure, by our audit committee.  Any extension of credit to a related person must be approved in advance by a resolution duly adopted after full disclosure by a majority of the entire board of directors of the Bank, with each interested director abstaining from participating, directly or indirectly, in the vote.  All other transactions not expressly described in our code of conduct and ethics, in which any related person will have a direct or indirect material interest, are subject to review and approval by our audit committee.

Compensation Committee Interlocks and Insider Participants

Except for Mr. Lochen, who served as an executive officer of the Company from 2006 until 2010, no member of the compensation committee has ever served as an officer or employee of the Company or its subsidiaries. There are no compensation committee interlocks between the Company or its subsidiaries and any other entity involving the Company or its subsidiaries or any such entity’s executive officers or directors. The Bank has made, and expects to continue to make in the future, loans to the Company’s directors, including members of the compensation committee, and their family members and to firms, corporations and other entities in which they and their family members maintain interests. For more information, see the discussion above under the heading “— Certain Relationships and Related Transactions.”

CODE OF ETHICS

We have adopted a code of conduct and ethics that applies to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers.  Our code of conduct and ethics is available at our website, psbt.com, at the “Governance Documents” page under “Investor Relations.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC.  Officers, directors and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 2015, each of the Company’s officers, directors, and greater than ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her except that director Kozik filed a Form 4 during a blackout period, director Lochen filed one late Form 4; executive officers Seasock, and Koplin each filed one late Form 4; executive officer Jake filed three late Form 4’s and executive officer Ferretti reported at least two Form 4 transactions late on his respective Form 5.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of the end of the fiscal year ended December 31, 2015, with respect to compensation plans under which the Company is authorized to issue shares of common stock.

Plan Category	Number of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans approved by security holders
Penseco Financial Services Corporation 2008 Long-Term Incentive Plan		N/A	129,207

Equity Compensation Plans not approved by security holders	N/A	N/A	N/A
Total	—	N/A	129,207

SHAREHOLDER PROPOSALS

Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made by any shareholder of the Company who was a shareholder of record at the time of the notice for the annual meeting, who is entitled to vote at the annual meeting, and who complies with the notice procedures set forth in our bylaws.

For director nominations or other proposals to be properly brought before the 2017 annual meeting by a shareholder, the shareholder must give written notice to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, by March 15, 2017, and any proposal other than a director nomination must be a proper matter for shareholder action, and not otherwise excludable under the rules and regulations of the SEC.  In order for a shareholder proposal other than a director nomination to be included in the Company’s proxy statement for the 2017 annual meeting of shareholders, in addition to meeting all of the requirements set forth in our bylaws, and all requirements of applicable securities laws, we must receive the proposal by December 2, 2016.

A shareholder’s notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting (“Proposing Shareholder”); (ii) the name and address of the beneficial owner, if different than the Proposing Shareholder, or any of the shares of Peoples common stock which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any beneficial owner; (iii) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a beneficial owner has in the business being proposed by the Proposing Shareholder; (iv) a description of all arrangements and understandings between the Proposing Shareholder and any beneficial owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the shareholder notice is being made; (v) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Company adopt; and (vi) a representation that the Proposing Shareholder is at the time of giving the shareholder notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Company entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the shareholder notice before the meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

REPORTS AND OTHER DOCUMENTS

Annual Report

A copy of the Company’s 2015 Annual Report to Shareholders accompanies this proxy statement.  On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on February 29, 2016, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner.  Additionally, our proxy statement, annual report to shareholders, and proxy card are available at http://www.astproxyportal.com/ast/08838/.  Requests should be directed to the attention of the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503.

Security Holders Sharing an Address

Only one copy of this proxy statement and the accompanying 2015 Annual Report to Shareholders is being delivered to multiple shareholders sharing an address unless we have previously received contrary instructions from one or more of such shareholders.  On written or oral request to the Secretary of the Company at Peoples Financial Services Corp., 150 North Washington Avenue, Scranton, Pennsylvania 18503, we will deliver promptly a separate copy of this proxy statement and the accompanying 2015 Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.  Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary of the Company at the address and telephone number set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

DEBRA E. DISSINGER
Secretary

0 PEOPLES FINANCIAL SERVICES CORP. 150 N. Washington Avenue Scranton, PA 18503 PROXY ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2016 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Stephen N. Lawrenson and Lynn M. Thiel as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Peoples Financial Services Corp. held of record by the undersigned at the close of business day on February 29, 2016, the record date for the meeting, at the Annual Meeting of Shareholders to be held at Shadowbrook Inn and Resort, 201 Resort Lane, Tunkhannock, Pennsylvania on May 14, 2016, and any adjournments or postponements thereof. (Continued and to be signed on the reverse side) 14475 1.1

ANNUAL MEETING OF SHAREHOLDERS OF PEOPLES FINANCIAL SERVICES May 14, 2016 CORP. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. 20433300000000000000 9 051416 accounting firm for the fiscal year ending December 31, 2016. O JOSEPH T. WRIGHT, JR. FOR ALL NOMINEES HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY at the Meeting and any adjournments or postponements thereof. indicate your new address in the address space above. Please note that this method. Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of four directors to our Board of Directors, each to serve until the 2019 Annual Meeting of Shareholders and until his or her successor has been elected and qualified. NOMINEES: FOR ALL NOMINEESO WILLIAM E. AUBREY II O CRAIG W. BEST WITHHOLD AUTHORITYO JOSEPH G. CESARE, M.D. FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Proposal to approve, on an advisory basis, the compensation of our named executive officers. 3. Ratification of BDO USA, LLP as the independent registered public 4. Shareholder proposal regarding proxy access. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED WILL BE VOTED FOR THE NOMINEES LISTED, FOR THE EXECUTIVE COMPENSATION AND AUDITOR RATIFICATION PROPOSALS (2 & 3) AND AGAINST THE SHAREHOLDER PROXY ACCESS PROPOSAL (4). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD, ALONG WITH A VOTE FOR PROPOSALS 2 AND 3. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 4. The undersigned hereby acknowledges receipt of the Proxy Statement dated on or about April 1, 2016 and Annual Report, and hereby revokes any proxy or proxies heretofore given to vote shares Should a director nominee be unable to serve as a director, an event the Peoples Financial Services Corp. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for substitute nominee designated by the board of directors. This proxy may be revoked at any time before it is voted by delivering to the secretary of Peoples Financial Services Corp. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Peoples Financial Services Corp. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting. To change the address on your account, please check the box at right and changes to the registered name(s) on the account may not be submitted via Signature of Shareholder Date: Signature of ShareholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report are available at http://www.astproxyportal.com/ast/08838/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS